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Exhibit 10
LANVISION SYSTEMS, INC.

Reseller Agreement between Siemens Medical Solutions Health Services Corporation and LanVision Systems, Inc. and LanVision, Inc. entered into on September 12, 2002.

                               RESELLER AGREEMENT

      This agreement ("Agreement") is made and entered into this 12 day of September, 2002 ("Effective Date") by and between SIEMENS MEDICAL SOLUTIONS HEALTH SERVICES CORPORATION, a Delaware corporation, located at 51 Valley Stream Parkway, Malvern, Pennsylvania 19355 ("Siemens") and LANVISION SYSTEMS, INC., located at 5481 Creek Rd., Cincinnati, Ohio 45242, and LANVISION, INC., located at the same address (collectively, LanVision Systems, Inc., a Delaware corporation and LanVision, Inc., an Ohio corporation, shall be referred to as "LanVision"). This Agreement replaces in its entirety and terminates, except as otherwise noted in Exhibit B, the agreement dated 21 February 1998 by and between SHARED MEDICAL SYSTEMS CORPORATION (now known as Siemens Medical Solutions Health Services Corporation) and LanVision.

1. Background.

1.1. Siemens is in the business of providing health information systems and services to the health industry.

1.2. LanVision is in the business of providing medical record software applications and services utilizing document imaging and workflow technologies to the health industry.

1.3. The parties desire to enter into a relationship in which Siemens will market and sublicense the Software and Documentation to End Users and offer delivery, installation, First-Level Support and Second-Level Support services to End Users. LanVision will provide, at Siemens' request: marketing, installation, programming, development, and Third-Level Support services to Siemens, all as set forth herein.

2. Definitions. The following definitions shall apply:

2.1. "Agreement" shall mean this Reseller Agreement and all present and future incorporated exhibits, schedules, appendices, addenda, and written amendments.

2.2. "Application Software Fee(s)" means the price list upon which the Software Royalty Fees and Support Fees are calculated and paid per End User as set forth in Exhibit H.

2.3.  "Concurrent Usage" is defined in Exhibit H, PART 1, SECTION 1, section g.

2.4. "Change of Control" of LanVision shall be deemed to have occurred if: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than LanVision, a controlled affiliate of LanVision, any trustee or other fiduciary holding securities under any compensatory benefit plan of LanVision or an affiliate of LanVision, or any entity owned directly or indirectly by the stockholders of LanVision


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      in substantially the same proportions as their ownership of stock of
      LanVision), is or becomes the beneficial owner, directly or indirectly, of Voting Securities representing more than fifty percent (50%) of LanVision's then outstanding Voting Securities; (ii) a merger or consolidation of LanVision with any other corporation which is not a controlled affiliate of LanVision is consummated, other than a merger that would result in the Voting Securities of LanVision outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than ninety-five percent (65%) of the combined voting power of the Voting Securities of LanVision (or the comparable voting securities of such surviving entity) outstanding immediately after such merger or consolidation, provided, that a merger or consolidation effected to implement a re-capitalization of LanVision or such affiliate (or similar transaction) in which no person acquires more than thirty-five percent (35%) of the combined voting power of LanVision's then outstanding Voting Securities shall not constitute a "Change of Control" of LanVision; or
      (iii) the sale or disposition by LanVision of all or substantially all of LanVision's assets, other than to a controlled affiliate of LanVision, is consummated.

2.5. "Corrections" shall mean modifications to the source code solely to develop bug fixes and error corrections for the Software.

2.6. "Deliverables" shall mean current and future Software, all Streams of Enhancements and all associated Technical Materials and Documentation. The Deliverables existing as of the date of this Agreement are also listed in Exhibit A.

2.7. "Documentation" shall mean the current and future technical and user manuals, instructions and user guides, including updates thereto, relating to the Software, whether in printed or electronic format, developed by or on behalf of LanVision.

2.8. "End User" shall mean any entity that enters into a sublicense agreement with Siemens that includes the Software.

2.9. "End User Software Sublicense Agreement" shall refer to a written agreement between Siemens and End Users, which shall at a minimum contain language that protects LanVision and its Software in a manner that (i) is no less protective than as set forth in Exhibit E; and (ii) is consistent with the methods and language used by Siemens to protect itself and its software.

2.10. "First-Level Support" shall mean issue recognition and problem determination and resolution procedure processing.

2.11. "First Productive Use" shall mean the date on which live data at an End User site is first processed through the Software and used in the live operation of the End User's facility.

2.12. "Included Products" shall mean Third Party Components that are included in the cost of the Software and provided to Siemens along with the LanVision Software for redistribution to End Users.

2.13. "LanVision Application Object" is defined in Exhibit H, PART 1, SECTION 1, section g.


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2.14. "New Product" shall mean a new offering that provides an application solution not previously available or provides substantially different functionality.

2.15. "Non-Included Products" shall mean Third Party Components that are not included in the cost of the Software and shall include three (3) categories of products: 1) third party software that must be purchased from LanVision ("Category 1"); 2) third party software that may be purchased from LanVision ("Category 2"); and 3) third party software that must be purchased through a channel other than from LanVision ("Category 3").

2.16. "Ongoing Proper Siemens Support" shall mean the provision of Third-Level Support by LanVision or its successor at an aggregate response level and quality of service no less than it performs for its own customers.

2.17. "Per Visit" shall mean an individual patient's visit to or admission to an End User's clinic, hospital, or other End User affiliated facility during a calendar year that creates a billable activity or service, as reported in End User's annual census.

2.18. "Professional Services Fees" shall mean the fees paid by Siemens to LanVision for the services described in Exhibit I and that LanVision or its approved sub-contractors provide.

2.19. "Prospective End User" shall mean a Siemens client or prospective Siemens client to whom Siemens is actively marketing the Software and any Siemens Software. "Actively marketing" shall mean that Siemens has conducted (i) executive level meetings regarding the licensing of the Software and any Siemens Software at the subject site within the preceding six (6) months, and/or (ii) demonstrations of the Software and any Siemens Software at the subject site within the preceding six (6) months.

2.20. "Releases" shall mean a redistribution of the Software to End Users, containing an aggregation of Updates and/or minor functional, operational and/or performance improvements. (e.g. A Release is identified by a change in a number, specifying the unique revision state of the Software, which number is to the right of the first decimal point (from V 3.4.11 to V 3.5.0).

2.21. "Second-Level Support" shall mean the resolution of problems that are beyond the capabilities of the First-Level Support personnel, but do not require access to, or knowledge of, the source code. In addition to a more in-depth knowledge of the LanVision Software, individuals performing Second-Level Support must have extensive knowledge of the hardware platform, operating system, networking, database, imaging, workflow and other elements of the overall system implementation. Onsite visits may be required in the performance of Second-Level Support.

2.22. "Siemens Competitor" shall mean any entity, including its parents, subsidiaries, and divisions, or partnerships and joint ventures, that derives at least fifty percent (50%) of its gross revenues from hardware, software, and/or services that compete with those of Siemens; provided, however, that Siemens Competitor shall not include a parent, subsidiary, or division of an entity, or any partnerships or joint ventures in which an entity holds an equity interest so long as those portions of the entity that are competing


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      with Siemens have no right to access, use, license, market, remarket, or support LanVision's Software after a Change of Control of LanVision (e.g., Cerner, Eclipsys, Meditech, IDX, McKesson-HBOC).

2.23. "SOAR" shall mean a Siemens Systems and Operations Assurance Review conducted by Siemens with the End User to prepare the End User for the implementation of the Software.

2.24. "Siemens Software" shall mean any past, current or future Siemens proprietary software application that it has or will license or sublicense to current or prospective customers.

2.25. "Software" shall mean the software (as described in Exhibit A) and future software with substantially the same functionality as the current software developed, marketed and licensed by LanVision to Siemens hereunder.

2.26. "Project Implementation Activities" shall mean the earliest date on which Siemens performs billable implementation activities or services, or the date that Siemens and the End User mutually agree on an implementation plan or the date that Siemens places a hardware order relating to the Software for the End User.

2.27. "Software Royalty Fees" shall mean the amount paid to LanVision based on the Application Software Fees per Exhibit H.

2.28. "Streams of Enhancements" means future Updates and Releases. Streams of Enhancements shall also include Versions as long as Siemens is paying Support Fees for LanVision's Version Upgrade Assurance under Section 14.4 herein or a substantially similar LanVision support program under a different name.

2.29. "Support Day(s)" shall consist of eight (8) cumulative hours of support, programming, development or training activity performed by any designated LanVision representative.

2.30. "Support Fees" shall mean the fees paid by Siemens to LanVision for the provision of Third-Level Support as set forth in Section 14.4.

2.31. "Technical Materials" shall mean the items describing the technical functionality and specifications of the Software that is listed under the heading "Technical Materials" in Exhibit A.

2.32. "Third-Level Support" shall mean the resolution of Software problems that require use of the Software source code, and the development of all Updates and Releases. Third-Level Support shall be available pursuant to
      Section 14.4 herein.

2.33. "Third Party Components" shall mean all third party software that is necessary for the proper functioning and usage of the Software and the related documentation.

2.34. "Updates" shall mean packages of Corrections, as well as revisions addressing common functional and performance issues, released to the End User. (e.g. An Update is identified by a change in a number, specifying the unique revision state of


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      the Software, which number is to the right of the second decimal point
      (from V 3.4.11 to V 3.4.12)).

2.35. "Version Upgrade Assurance" shall mean the right to receive new Versions [CONFIDENTIAL] provided Support Fees described in Section 14.4 are paid.

2.36. "Versions" shall mean new features packaged as part of existing Software containing substantially new architecture and/or additional functional, operational and/or performance improvements. A Version is identified by a change in a number, specifying the unique revision state of the Software, which number is to the left of the first decimal point. (e.g., from V
      3.4.12 to V 4.0.0).

2.37. "Voting Securities" shall mean (i) the Common Stock and any other securities (including voting preferred stock) issued by LanVision which are entitled to vote generally for the election of directors or other governing body of the company, whether currently outstanding or hereafter issued, and (ii) all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or any such securities, whether at the time of issue or upon the passage of time or the occurrence of some future event.

3. Executive Team.

      To oversee the parties' relationship under this Agreement, Siemens and LanVision will create an Executive Team, comprised of two senior managers from each organization. The Executive Team will meet at least quarterly and more frequently if required throughout the term of this Agreement and be responsible for monitoring the progress of the relationship, recommending and causing improvements to be implemented, and discussing mutual strategy as it relates to this Agreement. In the event of a deadlock the Executive Team will submit to dispute resolution pursuant to
      Section 16.

4. Change of Control

4.1. If LanVision undergoes a Change of Control and the acquirer is a Siemens Competitor, then the provisions in Section 10.3, regarding Ongoing Proper Siemens Support, and Section 23.1.3, regarding source code release, shall apply.

4.2. LanVision shall provide prompt notice to Siemens of any Change of Control of LanVision, or any publicly announced agreement or publicly announced intention to engage in such Change of Control, in accordance with Section 24.9, identifying the full corporate name and address of the acquirer, unless LanVision is precluded from identifying the acquirer under the terms of the proposed transaction.

4.3. If LanVision undergoes a Change of Control that involves the disposition by LanVision of all or substantially all of LanVision's assets, to the extent such assets sold include the Software or rights to the Software, to a party other than a controlled affiliate of LanVision, then LanVision warrants that the entity or entities acquiring such assets shall assume LanVision's obligations under the Agreement. If LanVision undergoes any other Change of Control and, subsequent to the Change of Control, the acquiring party seeks


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      to transfer all or a substantial portion of LanVision's assets to a party other than a controlled affiliate of LanVision, then LanVision warrants that the entity or entities acquiring such assets shall assume LanVision's obligations under the Agreement.

4.4. In the event that LanVision seriously entertains a formal offer from a third party to acquire LanVision's stock which will effect a Change of Control or substantially all of LanVision's assets, LanVision shall [CONFIDENTIAL].

5. Software Changes.

5.1. To provide input into the process of making future Software changes, the parties will create a Project Team comprised of dedicated and knowledgeable personnel from each party. The Project Team will meet on a mutually agreed upon schedule. Project Team leaders may also participate in Executive Team meetings and issue status reports to the Executive Team as required by the Executive Team. It is understood and agreed that LanVision will provide a migration path for interoperability for the Software for all future Updates, Releases, Versions and programming changes delivered to Siemens, except if both parties mutually agree otherwise.

5.2. Siemens and LanVision recognize that further integration of the current and future Software with Siemens Software will enhance the marketability of the Software to End Users. Siemens and LanVision intend to consider future integration requirements, based upon the recommendations of the Project Team, throughout the term of this Agreement. In addition, the parties agree to consider separate agreements wherein LanVision shall consider integration of its Software with [CONFIDENTIAL]

5.3. LanVision warrants and Siemens acknowledges that the Software integrates with Siemens Software existing as of the Effective Date, and that the items noted as "Private Label Enabled" in Exhibit A are capable of being private labeled by Siemens (Private Label Enabled) as a component of Siemens Software. All LanVision labels except such proprietary markings described in Section 7.2, in the Software will be removed and replaced by Siemens with LanVision's assistance, at Siemens' election, with Siemens Software labels.

5.4. Any changes in the Siemens Software that require changes in the LanVision Software are billable to Siemens at the then current Professional Services Fees contained in Exhibit I unless otherwise agreed to by the parties.

5.5.  Siemens will initially make available [CONFIDENTIAL]

            Siemens will integrate [CONFIDENTIAL]

            LanVision will supply to Siemens [CONFIDENTIAL] the Software Developer Kit (SDK), including appropriate documentation for LVAB. LanVision will also make resources available as needed [CONFIDENTIAL] to Siemens to advise Siemens regarding the interface to LVAB or to answer questions about LVAB, and will provide support to Siemens [CONFIDENTIAL] so long as Siemens pays Support Fees as set forth in Section 14.4.

            Siemens will offer [CONFIDENTIAL]


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            [CONFIDENTIAL]

6. Software Rights and Sublicenses.

6.1. LanVision grants to Siemens and Siemens' subsidiaries the non-exclusive, worldwide right to: i) integrate and/or embed LanVision's Software and all supporting technology foundation/infrastructure components ("LanVision Products") into Siemens' and its subsidiaries' products and services; ii) copy, market, sublicense and distribute such LanVision Products and accompanying Documentation; iii) private label LanVision Products; and iv) sublicense the LanVision Products to End Users on a perpetual or term basis [CONFIDENTIAL]. This license grant will include the use of LanVision Products with all Siemens' and its subsidiaries' products and third-party interfaced products. The parties may also by amendment establish pricing for the provision of application service provider services using the LanVision Software.

6.2. Siemens shall have the right to sublicense all Included Products and Non-Included Products for the Software specifically including Third Party Components and including but limited to those listed in Exhibit C, Part 2, throughout the United States. LanVision shall diligently, and using all good faith efforts, pursue on behalf of Siemens such rights to sublicense all future Third Party Components that may not be provided under current LanVision Third Party Component vendor agreements. Siemens' right to sublicense on a world-wide basis the Third Party Components is conditioned on LanVision having or obtaining such rights from its third party software suppliers for End Users located outside the United States. For any rights that LanVision does not have, LanVision shall diligently, and using all good faith efforts, promptly pursue such rights for Siemens to sublicense all such Third Party Components on a world-wide basis, and LanVision shall provide written status reports on such progress to Siemens on the Third Party Report.

6.3. Internal Use License. LanVision grants to Siemens and Siemens' subsidiaries a royalty-free license for the internal use only of the Deliverables by Siemens and its subsidiaries solely for purposes of enabling Siemens, if it so elects, to perform testing, version control, support, interfaces, training and to market, and sublicense the LanVision Software; and to provide support services to End Users.

6.4. All copyrights, patents, trade secrets, and other intellectual property rights associated with the Deliverables and any ideas, concepts, methodologies, techniques, inventions, processes, or works of authorship (collectively "Work Product") developed or created by LanVision or its contractors, successors, assigns, or nominees, shall belong exclusively to LanVision. Siemens shall have no proprietary interest or claim in or to any Work Product. Siemens shall not decompile or otherwise reverse engineer or decode the Software; provided that in the event Siemens receives delivery of the Software source code from escrow, Siemens shall have the right to use such source code to perform programming changes and other development activities so long as LanVision's Work Product is protected and Software Royalty Fees, not subject to the right to withhold or set-off provisions of this Agreement, are paid to LanVision. Siemens acknowledges that a breach of its obligations under this Section 6.4 may cause irreparable harm for which monetary damages may be inadequate. LanVision will be entitled to seek injunctive relief for any such breaches.


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6.5.  It is understood and agreed that in the event Siemens discovers that an
      End User has exceeded its authorized license usage, Siemens shall, upon discovering such event, use all reasonable efforts to (i) enforce the End User Software Sublicense Agreement and (ii) exercise any other reasonable remedies allowed and available to collect fees due and/or enforce the End User Software Sublicense Agreement. Provided Siemens performs its responsibilities under this subsection, LanVision shall not treat such excess use by an End User as a sublicense violation or other violation of LanVision's intellectual property rights by Siemens. However, LanVision shall consider such excess use by an End User as a license violation or other violation of LanVision's intellectual property rights and LanVision may choose to avail itself of the rights and remedies set forth in Section 20.

6.6. Siemens shall not authorize an End User to distribute, modify or reproduce (other than for its own internal purposes within the scope of the End User Software Sublicense Agreement) any Deliverables.

7. Siemens Rights and Responsibilities.

7.1. Siemens shall market and sublicense the Software and Documentation commensurate with market demand for the Software. Siemens' marketing efforts outside the United States are also conditioned on the availability of localized versions of the Software, the availability of necessary Third Party Components, and intellectual property indemnities for such countries from LanVision.

7.2. Siemens will incorporate appropriate information about the Software and Documentation with LanVision's assistance in Siemens' software documentation, will identify the Software and Documentation as being proprietary to LanVision, and will include all proprietary markings required by LanVision as shown in Exhibit A, Section 2.

7.3. Siemens may, but is not required to, offer the Software and Documentation for sublicense on a private label basis, i.e., Siemens may sublicense the Software under one or more trade names to be selected by Siemens. In no event shall LanVision market the Software under the trade names chosen by Siemens without Siemens' prior knowledge and consent in order to avoid duplication of efforts and confusion in the Siemens customer and prospect basis.

7.4. Siemens shall have the right to use, modify, and/or distribute LanVision's marketing materials and Documentation related to the Software as deemed appropriate by Siemens and with LanVision's prior written approval which shall not be unreasonably withheld. Siemens is responsible for the creation and delivery of marketing materials to Prospective End Users, including adaptation of LanVision materials associated with any private labeled Software and/or Documentation offered for sublicense.

7.5. Siemens will receive training from LanVision pursuant to Section 8.5, or upon terms and conditions agreed to by the parties, to enable Siemens to provide current and future Software installation and support services and marketing and sales support. Siemens may employ a "train the trainer" approach, whereby LanVision will train and provide periodic update or refresher training to a core group of Siemens personnel identified


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      by Siemens such that they will then be able to train other Siemens personnel. If Siemens requests that training occur at other than LanVision's facilities, Siemens shall reimburse LanVision for reasonable travel and living expenses in accordance with Siemens' then-current travel and living reimbursement policy. Siemens' current travel and living policy is attached as Exhibit J.

7.6. Siemens will offer to contract with End Users for the provision of installation, interface, integration, and/or support services, as appropriate.

7.7. Siemens will be prepared to receive support services from LanVision as contemplated in Section 10. Siemens will install appropriate Software Updates, Releases, Versions, and programming changes that are provided by LanVision in a timely manner in accordance with Siemens release schedule.

7.8. In the event LanVision or Siemens generates press announcements ("Releases") that specifically promote or describe the other party, sales or significant milestones by the other party, or the relationship created by this Agreement, the generating party will notify the other party of the anticipated press announcement, and will provide a copy of the press announcement to the other party for the other party's review, comment and approval prior to release of the press announcement. Neither LanVision nor Siemens shall issue any such press release or make any public statement about the other party without such approval, except to the extent that may be required by law, rule, or regulation. Approval of press releases shall be deemed to occur if the sending party does not receive written notice of objection or suggested changes within thirty (30) days after receipt of the press release by the other party. Notwithstanding the foregoing, LanVision shall not be deemed to be in breach of this Section in the event, in accordance with its legal obligations including, but not limited to, filings permitted or required by the Securities Act of 1933 or the Securities Exchange Act of 1934, the NASDAQ Stock Market, Inc. or other similar regulatory bodies, makes (i) such Releases or other public statements and announcements as LanVision deems necessary and appropriate in connection with this Agreement and the transactions contemplated thereby and (ii) any and all statements LanVision deems in its sole judgment to be appropriate in any and all filings, prospectuses and other similar documents. LanVision shall use reasonable efforts to provide Siemens with a copy of any Releases before any publication of same; provided that, if the content of the Release is, in the sole judgment of LanVision reasonably exercised, substantially similar to the content of a Release previously provided to Siemens, LanVision shall have no obligation to provide Siemens with a copy of such Release. Siemens may make comments to LanVision with respect to any such Releases provided to Siemens, provided however, LanVision is not required to incorporate any such comments into the Releases, except to the extent that such comments from Siemens relate to its business or information.

7.9. Siemens shall perform product interface programming and testing with the assistance of LanVision pursuant to the provisions of Section 8.5 of this Agreement. Siemens shall be solely responsible to [CONFIDENTIAL].

8. LanVision Rights and Responsibilities.


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8.1.  LanVision agrees to diligently perform research and development throughout the term of this Agreement to enhance and otherwise improve the Deliverables. Such research and development shall include, without limitation, the delivery to Siemens of Updates, Releases and/or Versions to ensure the compliance of the Deliverables with federally-mandated changes and compatibility of the Software with the Third Party Components of the Software, such compatibility to occur within [CONFIDENTIAL] after the general availability of the Third Party Components from the third party vendor if that timeframe and such compatibility are commercially feasible; provided Siemens shall receive such enhancement no later than LanVision delivers such capability to any other entity. Siemens shall have the right to provide input into the LanVision product planning process and Beta testing in a manner mutually agreeable to both parties, except to the extent Siemens' participation will cause undue delay to LanVision's development process, involves matters that are proprietary to LanVision or its other partners or are unrelated to this Agreement.

8.2 LanVision shall diligently, and using all good faith efforts, pursue on behalf of Siemens all necessary rights for Siemens to sublicense all Included Products and Non-Included Products (Category 1 and Category 2) required to operate the Deliverables. Exhibit C contains a listing of the Third Party Components required. LanVision shall report to Siemens [CONFIDENTIAL] (or earlier, in the event of a significant change) on all current agreements LanVision has entered into with its Non-Included Products vendors (Category 1 and Category 2) ("Third Party Report") any changes in pricing or licensing models (such changes to be prospective only) upon LanVision's receipt of notice from the third party of such intentions or actual decisions to change the price or licensing model and in any event no later [CONFIDENTIAL] prior to the change or the effective date of the third party pricing or licensing model change, whichever is sooner. The Third Party Report will also describe any changes, additions or deletions that may materially affect Siemens rights under this Agreement which information shall include extent of the rights granted, term of the agreement, restrictions and requirements on sublicensing and distribution, and technical requirements.

8.3. Upon mutual agreement of the parties and at rates to be negotiated by the parties at the time, LanVision shall perform, in a mutually agreeable timeframe, technically-feasible Software programming changes that may be requested by Siemens.

8.4. LanVision will provide support services to Siemens as described in Section 10 in consideration of Siemens paying to LanVision the Support Fees described in Section 14.4.

8.5. LanVision will provide [CONFIDENTIAL] after the Effective Date, to enable Siemens to (i) perform product integration, First-Level and optional Second-Level technical support, marketing and sales support, and (ii) train Siemens trainers to teach product integration, technical, marketing or sales support functions to other Siemens employees. Siemens will reimburse LanVision for reasonable travel and living expenses incurred by LanVision in the course of providing this technical support, marketing and sales support pursuant to Exhibit J. Additional training requested by Siemens shall be provided by LanVision at its then-current, published training rates.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF
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                                  CONFIDENTIAL

8.6. LanVision will identify in Exhibit A any distinguishing marks or proprietary notices that must accompany the Software and Documentation when distributed to End Users which Exhibit A may be modified by LanVision from time to time.

8.7. LanVision will provide to Siemens source Documentation material in machine-readable form such that Siemens may adapt and include the Documentation in Siemens' softcopy library (for CD-ROM distribution to End Users), the specific formats of such materials to be specified by Siemens.

8.8. LanVision will participate in Siemens user group meetings as reasonably requested by Siemens for purposes of receiving input into LanVision's development plans.

9. Delivery of Software and Deliverables.

      After Siemens' request, LanVision will promptly deliver to Siemens all object code versions of the Software as documented in Exhibit A. Thereafter, LanVision will promptly deliver to Siemens all Software Updates, Releases, Versions, and Software programming changes, along with updates or revisions to Technical Materials and Documentation as they are made generally available to resellers and/or LanVision customers. LanVision shall also provide Siemens with [CONFIDENTIAL] prior notice of the release of any new Software, Release, Version or programming changes, except when LanVision must release an emergency bug fix or emergency Release.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF
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                                  Confidential

10. Support

10.1. LanVision Support Services. Attached as Exhibit D is a standard Siemens End User support agreement. As between Siemens and LanVision, LanVision shall perform for Siemens all Third-Level Support (and, upon mutual agreement of the parties, Second-Level Support) relating to the Deliverables, and shall otherwise perform in a manner that assists and facilitates Siemens' provision of its services to End Users, provided that the Siemens support agreement (Exhibit D) does not conflict with the terms and conditions of this Agreement. LanVision will provide a migration plan ([CONFIDENTIAL]) from a sunset product to a replacement product. If Siemens or the End User discontinues payment of Support Fees, and wishes to later upgrade to a current Version, Siemens must retroactively pay all prior Software Support fees from the day of discontinued support for that End User.

      Also, so long as Siemens is paying Support Fees, LanVision shall:

      10.1.1. Provide support for the current Version and version-minus-one in accordance with a mutually agreed severity priority list except for products that have been sunset, in accordance with Sections 10.1 and 10.1.2.

      10.1.2. Provide Siemens with no less than [CONFIDENTIAL] notice of the sunset date of any Software.

      10.1.3. Provide federally mandated changes to the Deliverables.

10.2. Siemens will offer to provide all levels of support directly to End Users, including First-Level Support. LanVision shall have no obligation to provide First or Second-Level Support directly to End Users, subject to LanVision providing all reasonably necessary documentation to Siemens in order for Siemens to perform support to End Users.

10.3. Upon a Change of Control involving a Siemens Competitor, Siemens shall be entitled to Ongoing Proper Siemens Support. LanVision, or its successor, shall not be considered to be deficient in its support obligations, until and unless the response level and quality of service provided to Siemens and/ or its End Users, materially differs from the response level and quality of service provided for the median of (i) LanVision's prior service performance; and (ii) that service provided to all LanVision's own customers.

10.4. The parties agree that continuation of End User support after the expiration or termination of this Agreement is very important. Therefore, Siemens shall have the right to continue providing support services to End Users after the expiration or termination of this Agreement, and LanVision will continue to provide support services to Siemens for the remainder of the then-current term of each End User's support agreement with Siemens which includes the Software, at LanVision's then prevailing support rate, less [CONFIDENTIAL] if this Agreement is terminated due to LanVision's breach. If the Agreement is terminated due to Siemens' breach, LanVision shall provide support services to Siemens at LanVision's then-prevailing support rate plus [CONFIDENTIAL]. If Siemens is unable or does not elect to provide support services to End Users, LanVision agrees to offer support services to affected


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                                  CONFIDENTIAL

      End Users subject to LanVision's then current, generally applicable support terms and fees.

10.5. LanVision shall not be responsible for Software problems or errors to the extent those problems or errors are the result of (i) modifications or other Software programming changes made by anyone other than LanVision,
      (ii) Siemens' or End Users' failure to use correct operating procedures, or (iii) error or malfunction in the equipment or other software (other than the third party software listed in Exhibit C) with which the Software is used. If Siemens requests support services that LanVision believes are not LanVision's responsibility for the reasons stated in this subsection, as soon as LanVision is made aware of this fact LanVision shall so advise Siemens in writing, including a statement of LanVision's charges to perform such services. Siemens shall pay LanVision on a time and materials basis at LanVision's then-current rates for any support services rendered regarding problems or errors for which LanVision is not responsible.

11. Confidentiality.

11.1. Each party shall retain in strict confidence the confidential information of the other party. Examples of confidential information include, without limitation, trade secrets, software, the Deliverables, specifications, designs, development plans, business plans, sales projections, business records, prices, the business terms of this Agreement, information relating to each party's employees and customer lists. Confidential information of a party shall only be used by the other party in the course of performing its responsibilities under this Agreement, and will be disseminated only on a need-to-know basis among its employees and agents that have executed an appropriate confidentiality agreement.

11.2. The obligations of confidentiality set forth in this Section shall not apply to information (i) disclosed to the extent required by a court of law or federal, state or local statutes or regulations; (ii) independently developed by the party receiving the information; (iii) acquired by a party from a third party not subject to such obligations, unless that party knew or should have known that the information being revealed is confidential as described in this Agreement; or (iv) which is or becomes part of the public domain through no breach of this Agreement by the revealing party.

11.3.      Each party acknowledges that a breach of its obligations under this
      Section 11 may cause irreparable harm to the other party for which monetary damages may be inadequate. Each party will be entitled to seek injunctive relief for any such breaches, threatened or actual.

11.4. To the extent required by the provisions of the Health Insurance Portability and Accountability of 1996, as amended ("HIPAA") and regulations promulgated thereunder, LanVision and Siemens do hereby assure that each will appropriately safeguard protected health information ("PHI") made available to or obtained by either party pursuant to this Agreement. Without limiting the obligations of either party otherwise set forth in this Agreement or imposed by applicable law, each party agrees to comply with applicable requirements of law relating to PHI and with respect to any task or other activity each performs on behalf of Siemens or End User, specifically each party shall:


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                                  CONFIDENTIAL

      11.4.1. Not use or further disclose PHI other than as permitted or required by this Agreement or as required by law;

      11.4.2. Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement;

      11.4.3. Report to the appropriate party any use or disclosure of PHI not provided for by this Agreement of which LanVision becomes aware;

      11.4.4. Ensure that any approved subcontractors who may have access to PHI agree to the same restrictions and conditions that apply to Siemens with respect to PHI;

      11.4.5. Make available PHI in accordance with applicable law;

      11.4.6. Make PHI available to End User so that End User can make and incorporate amendments to PHI in accordance with applicable law;

      11.4.7. Make available the information required to provide an accounting of disclosures pursuant to applicable law;

      11.4.8. Make each party's internal practices, books, and records relating to the use and disclosure of PHI received from an End User or either party available to the Secretary of the United States Health & Human Services for purposes of determining End Users' compliance with applicable law; (in all events, each party shall immediately notify the other of the receipt of any such request, and shall provide the other party with copies of any such materials);and

      11.4.9. Make available the information required to provide an accounting of disclosures pursuant to applicable law; and

      11.4.10. At termination of this Agreement, return or destroy all PHI that either party still maintains relating to the other in any form and retain no copies of PHI.

11.5 Each party agrees that this Agreement may be amended from time to time if, and to the extent required by, the provisions of HIPAA and regulations promulgated thereunder, in order to assure that this Agreement is consistent therewith.

12. Warranties.

12.1. LanVision warrants to Siemens during [CONFIDENTIAL] after the Software is delivered to an End User that the Software will operate materially in accordance with its Documentation, and that the hardware configuration contained in Exhibit C, Part 1 is sufficient to operate the Software. Thereafter, so long as Siemens is paying Support Fees, this warranty shall continue in effect. LanVision shall promptly repair or replace non-conforming Software so that it performs in accordance with its Documentation at no cost to Siemens or End Users. Except to the extent otherwise expressly indicated in Exhibit A, LanVision warrants that all Software is presently generally available for sublicense and support from LanVision.


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                                  CONFIDENTIAL

      Due to the nature of computer software programs, the Software may not be entirely error free; however, this fact shall not relieve LanVision of any obligation under this Agreement. If Siemens generally changes its warranty program to shorten its term, LanVision shall be entitled to shorten its warranty.

12.2. LanVision warrants that the Documentation and Technical Materials provided by LanVision to Siemens will be accurate and complete to the best of LanVision's knowledge.

12.3. Each party warrants that the services it provides under this Agreement will be provided in a timely, competent, and workmanlike manner.

12.4. LanVision warrants that it owns or otherwise has the right to grant the sublicenses and rights set forth in this Agreement. Additionally, LanVision warrants that neither Siemens nor any End User will be required to obtain any other Third Party Components in order to operate the Software, except for the items designated "Non-Included Products" in Exhibit C, Section II which may be modified periodically by LanVision with no less than [CONFIDENTIAL] prior notice to Siemens.

12.5. LanVision warrants that it has not placed, nor is LanVision aware of, any disabling code in the Software, which would alter, destroy, or inhibit the Software or Siemens or any End User's use of the Software or the data contained therein, provided, however, that LanVision shall consider any excess use of the Software or LanVision-provided Third Party Components by an End User as a violation of the End User Software Sublicense Agreement or other violation of LanVision's intellectual property rights and LanVision may accordingly choose to restrict the use of the Software by an End User in accordance with the End User Software Sublicense Agreement and
      Section 20 of this Agreement if payment of additional fees due or other reasonable remedies fail pursuant to Section 6.5.

12.6. LanVision warrants that it will not terminate or attempt to terminate, by modem or by electronic means or by other means, use of the Software by Siemens or an End-User in connection with any dispute; provided, however, that (i) LanVision may restrict usage according to the provisions of Section 6.5 and Section 12.5, (ii) LanVision does not waive its right to seek an injunction to terminate use of the Software in connection with any material dispute with Siemens or an End User hereunder, which dispute shall remain unresolved after the parties' good faith efforts and all contractually-obligated efforts to resolve such dispute.

12.7. LanVision warrants that Siemens shall at all times during the term of this Agreement be entitled to rely on the warranties stated in this Section for the terms set forth in such warranties, and any additional or other warranties that LanVision makes generally available to its customers and/or which LanVision makes generally available to any Software reseller, remarketer, value added reseller or other non-end user business partner.

12.8. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHERS INCLUDING WITHOUT LIMITATION THE



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
                                  CONFIDENTIAL

     WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.9. LanVision represents and warrants that it and the personnel it intends to assign to perform services hereunder (i) have not been convicted of a criminal offense related to health care; and (ii) are not excluded from participation, and have not been found to be otherwise ineligible to participate, in a "Federal health care program" as defined in 42 U.S.C.
     Section 1320a-7b(f) or any applicable successor statutory section or in any other government payment program. To comply with subsection (d)(ii), LanVision must verify and document that subject personnel are not identified on the Office of Inspector General's and the General Services Administration's lists of debarred persons. LanVision agrees to provide Siemens with evidence that background checks of its consultants assigned to an engagement have revealed no convictions related to health care in the two years preceding such assignment.

12.10. All LanVision warranties in this Agreement are made to Siemens only and not to any End Users. Siemens shall be solely responsible for any warranties it elects to provide to End Users.

13. Intellectual Property Indemnification.

     At LanVision's expense as described herein, LanVision shall indemnify, defend and hold Siemens harmless from and against any claim including claims by End Users relating to the Software brought in the U.S. or Canada that any of the Software and/or Documentation infringes a patent, copyright, U.S. only trademark, or other intellectual property right, enforceable in the U.S. and Canada, by defending against such claim and paying all amounts that a court finally awards or that LanVision agrees to in settlement of such claim. LanVision shall also reimburse Siemens for all reasonable expenses incurred by Siemens or an End User at LanVision's request. To qualify for such defense, Siemens must (i) provide prompt notice of all claims to LanVision, (ii) allow LanVision to control the defense of the matter, and (iii) cooperate with LanVision in the defense of the matter.

14. Payments and Expenses.

     Sublicense fees - For each sublicense of the Software granted by Siemens to an End User, Siemens shall pay to LanVision a Software Royalty Fee calculated in accordance with Exhibit H.

     Payment Terms. Amounts to be paid by Siemens to LanVision are defined in Exhibit H., and are due and payable within [CONFIDENTIAL] of the payment milestones indicated in this Section 14.

14.1. Siemens shall pay to LanVision the following Software Royalty Fees and applicable Support Fees in consideration for the sublicensing of the
     Software:

     14.1.1. For each sublicense of the Software granted by Siemens to an End User, Siemens shall pay to LanVision the associated Software Royalty Fees as indicated in Exhibit H, Part 1. Software Royalty Fees due LanVision for

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF
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                                  CONFIDENTIAL

          Software sublicenses contracted by Siemens shall be reported and due and payable to LanVision within [CONFIDENTIAL]after the end of the calendar month in which the milestone occurs, and the End User Software Sublicense Agreement shall specify the options ("a" or "b" below) selected by the End User (which shall correspond with the relevant payment terms to Siemens in the End User Software Sublicense Agreement) as follows:

               a) Standard Sublicense Payment Plan:

               - [CONFIDENTIAL] upon execution by Siemens of an End User Software Sublicense Agreement, which includes the Software.

               - [CONFIDENTIAL] upon the earlier of delivery of the Software to an End User, or [CONFIDENTIAL] after SOAR begins, or if there is no SOAR, [CONFIDENTIAL] from the date on which Project Implementation Activities begin.

               b) Departmental Roll Out Plan (DROP):

          The DROP plan enables Siemens and End Users to implement a time-sensitive implementation plan in conjunction with a payment plan that is designed to allow for an orderly enterprise wide deployment of the Software by various departments over a

                    [CONFIDENTIAL] time period.

               - [CONFIDENTIAL] upon execution by Siemens of an End User Software Sublicense Agreement, which includes the Software.

               - [CONFIDENTIAL] of the Software Royalty Fee [CONFIDENTIAL] from execution of the End User Software Sublicense Agreement.

               - [CONFIDENTIAL] of the Software Royalty Fee [CONFIDENTIAL] from execution of the End User Software Sublicense Agreement.

               - [CONFIDENTIAL] of the Software Royalty Fee [CONFIDENTIAL] from execution of the End User Software Sublicense Agreement.

               - [CONFIDENTIAL] of the Software Royalty Fee [CONFIDENTIAL] from execution of the End User Software Sublicense Agreement.

     14.2. Siemens shall provide LanVision with a summary report that lists the Application Software Fees for each End User that identifies the End User's name, contract date, the SOAR, or Project Implementation Activity Date, the Software delivery date, if such information is available, and the appropriate Software Royalty Fees owed LanVision. The report shall be sent to LanVision within

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                                  CONFIDENTIAL

         [CONFIDENTIAL] after the end of the calendar month in which the Software Royalty Fees payment milestones listed in this Section 14 occurs.

14.3.                            [CONFIDENTIAL]

     14.4. Support - In consideration of LanVision providing Third-Level Support as described in Section 10, and Version Upgrade Assurance, Siemens shall pay LanVision, per End User being supported by Siemens, an annual Support Fee equal to [CONFIDENTIAL] of the Application Software Fee applicable at the time the End User Software Sublicense Agreement or amendments thereto is executed (the "Support Fee"). All support coverage is provided during [CONFIDENTIAL] and outside of these hours on a time and materials basis in accordance with Exhibit I, or as otherwise agreed. As to each End User, the Support Fees will commence on day 1 [CONFIDENTIAL] following delivery of the Software to that End User, and will be reported and paid [CONFIDENTIAL] in arrears.

     14.5. Implementation and Professional Services - Siemens has the right to purchase implementation and/or Professional Services from LanVision for specific End Users at the rates published in Exhibit I. LanVision shall perform such Professional Services as a Siemens' subcontractor pursuant to the provisions of Exhibit F.

     14.6. Miscellaneous Expenses and Costs. Except as otherwise expressly provided, each party shall bear its own expenses and costs of performing under this Agreement. If Siemens agrees to reimburse LanVision for any expenses, LanVision must submit invoices to Siemens within [CONFIDENTIAL] after the expense is incurred to qualify for payment.

     14.7. Payment Terms. Amounts to be paid by Siemens to LanVision shall be payable on the date or event specified in this Agreement, or if not specified, [CONFIDENTIAL] after receipt of a correct invoice from LanVision. Subject to subsection 14.8 below, Siemens shall pay [CONFIDENTIAL] after any payment milestone as specified in the Agreement or after receipt by Siemens of a correct invoice. All payments shall be in U.S. dollars.

     14.8. Right to Withhold or Set-off. Notwithstanding anything to the contrary, in the event of a good faith dispute regarding professional services rendered, by LanVision hereunder, upon Siemens' delivery of at least [CONFIDENTIAL] advance written notice to LanVision, Siemens shall have the right to withhold or set-off-as determined by Siemens
          - amounts claimed due by LanVision for such professional services pending resolution of the dispute. Siemens will work with LanVision in good faith to resolve these disputes within a [CONFIDENTIAL] timeframe. If Siemens so elects to withhold or set off amounts claimed due by LanVision for previously provided professional services rendered, then LanVision may elect to suspend its performance of additional professional services until either the dispute is resolved or Siemens provides to LanVision its written assurance that it will pay for such additional services provided, however, that this provision shall not prevent Siemens from exercising its right to withhold or setoff for any new dispute regarding invoices for services that are not the subject of a withheld payment or setoff. Siemens shall pay undisputed amounts in a in accordance with Section 14.7, and LanVision shall not declare Siemens in default

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
                                  CONFIDENTIAL

          for withholding or setting off monies claimed due by LanVision in accordance with Section 14.8.

     14.9. Taxes. Siemens shall be responsible for the payment (directly or by reimbursement of LanVision) of all taxes imposed on LanVision or Siemens and resulting from this Agreement or any performance under this Agreement, excluding taxes based on LanVision's income, and employment taxes and unemployment insurance relating to LanVision's employees. If Siemens provides LanVision with a copy of its tax exemption letter or number, LanVision shall not bill Siemens for taxes to which the exemption applies.

     14.10. Third Party Components. All Third Party Components identified in EXHIBIT C, PART 2, SECTION I as Included Products shall be offered to Siemens at no additional fee. Exhibit C may be modified periodically as determined by LanVision. All Third Party Components including those identified in EXHIBIT C, PART 2, SECTION II as Non-Included Products shall be offered to Siemens at fees that do not exceed [CONFIDENTIAL]. New Third Party Components which may be added to the Software periodically, and which will not reduce any Software functionality, shall be assumed to be Non-Included Products unless otherwise specified or incorporated into Exhibit C, Part 2, Section I (as modified) under Included Products. LanVision's cost for the Non-Included Products are described in Exhibit C under the title "LanVision Cost for Non-Included Products." Nothing in this Agreement shall be construed as precluding Siemens from purchasing any Non-Included Products (Category 1 and Category 2) directly from the vendor.

     14.11. Services Fees Increases. All Professional Services Fees in this Agreement may be subject to an increase [CONFIDENTIAL].

15. Force Majeure.

     Neither party shall be responsible for any delay or failure of performance resulting from causes beyond its control and without its fault or negligence.

16. Dispute Resolution.

     16.1. In the event that a dispute arises between Siemens and LanVision, which cannot be resolved in the normal course, the following dispute resolution procedures shall be followed:

          16.1.1. Within [CONFIDENTIAL] business days of a written request by either party, the parties' respective Project Team leaders shall meet to resolve the issue; if these parties cannot resolve the issue within [CONFIDENTIAL] business days of the meeting, then (ii) the issue shall be submitted to LanVision's President and Siemens' Vice President, Purchasing, and the parties' respective Executive Team members.

          16.1.2. This dispute resolution process may occur concurrently with the exercise of other rights and remedies available under this Agreement. This provision shall not apply to claims for equitable relief (e.g., injunction to prevent disclosure of confidential information).

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                                  CONFIDENTIAL

17.  Arbitration.

     17.1. Any controversy or claim arising out of or relating in any way to this Agreement, or the breach thereof, which has not been resolved pursuant to the Dispute Resolution Procedure set forth in Section 16 shall be settled by binding arbitration. Such arbitration shall be conducted under the auspices of the American Arbitration Association ("AAA"), and shall be governed by the AAA's Commercial Arbitration Rules (except to the extent that such rules are modified by this Section). The parties further agree as follows:

          17.1.1. that once either party has submitted a written request for arbitration to the AAA, the parties shall choose an Arbitrator who is an attorney from a list provided by the AAA of individuals knowledgeable and experienced in the area of computer information systems that are designed for processing healthcare data. Within ten days of receipt of such a list, each party shall notify the AAA which individuals listed are acceptable as arbitrator. The Arbitrator shall be chosen by the AAA from the listed individuals, which both parties found acceptable. If the parties are unable to choose a mutually acceptable Arbitrator in this manner, the AAA shall then promptly choose the Arbitrator.

          17.1.2. the Arbitration must include all parties and claims involving common questions of fact or law whose presence is required to resolve the dispute.

          17.1.3. the Arbitration shall be instructed to conduct the proceedings and render a recommendation in the shortest reasonable time;

          17.1.4. this Arbitration provision shall not apply to any claim for equitable relief (e.g. an injunction to stop copyright infringement), which any party has relating to this Agreement.

          17.1.5. if the parties so agree, they may exchange with each other memoranda submitted to the Arbitrator setting forth their respective positions with regard to the issues that need to be resolved.

          17.1.6. the Arbitrator may retain an expert or consultant only with the express agreement of the parties upon terms, conditions and fees agreed upon by the parties.

          17.1.7. that information and documents not otherwise in the public domain that are used at or in connection with the arbitration shall not be disclosed to third parties by the Arbitrator or the parties without the prior written consent of both parties. Neither the fact that the arbitration occurred nor the result of the arbitration shall be admissible in evidence in a subsequent proceeding brought on the same claims that were presented at the arbitration.

18. Default.

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL


          18.1. If either party fails to observe or perform any material obligation under this Agreement, except for circumstances pertaining to the remedy set forth in Section 14.8 above, the non-defaulting party may give written notice of breach specifying the material default. This Agreement may be terminated by the non-defaulting party [CONFIDENTIAL] after the date of such notice unless (i) the material failure is corrected within such [CONFIDENTIAL] period; or (ii) if it is not possible to correct within such forty-five (45) days, the defaulting party commences correction within [CONFIDENTIAL] and proceeds diligently to a cure.

          18.2. The right of the non-defaulting party to terminate this Agreement under this Section is in addition to all other rights as are available to it at law or equity under this Agreement.

          18.3. Termination of this Agreement for any reason shall have no effect on sublicenses previously granted to End Users. Each party shall return to the other, at its own expense, all proprietary information of the other party then in its possession or control, except as required by a party to provide continuing support services as described in Section 10.

19.  Limitation of Liability; Remedies

          19.1 The remedy for LanVision's breach of any provision of this Agreement shall be repair, re-performance or replacement by LanVision. In the event that such breach cannot be remedied by repair, re-performance or replacement or where a repair, re-performance or replacement remedy is not applicable, LanVision's total liability to Siemens under this Agreement shall be limited to [CONFIDENTIAL]. Any sums paid by LanVision as a result of a breach of Section 11 (Confidentiality) or due under
               Section 13 (Intellectual Property Indemnification) shall not be subject to the limits of this Section.

          19.2 Siemens total liability to LanVision for any claim or cause of action arising out of this Agreement shall be limited to [CONFIDENTIAL].

          19.3 IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES FOR LOST PROFITS OR LOST REVENUE EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          19.4 Third Party Indemnity. Subject to Section 19.1, LanVision shall indemnify, defend, and hold harmless Siemens against any third party claim that the Software fails to meet the warranties in
               Section 12 by defending such claims and paying damages that a court finally awards or that LanVision agrees to in settlement. To qualify for such defense, Siemens must (i) provide prompt notice of all claims to LanVision, (ii) allow LanVision to control the defense of the matter, and (iii) cooperate with LanVision in the defense of the matter.

20. Right to Audit.

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

          20.1 During the term of this Agreement Siemens and LanVision shall maintain complete and correct financial records, business records, and End User Software Sublicense Agreements required to verify compliance with this Agreement and all other Third Party Components license agreements. At any time during the term of this Agreement and for a period of twelve (12) months thereafter, each party shall have the right to inspect and audit the relevant portions of the other's financial records, business records, Third Party Components license agreements and the Siemens End User Software Sublicense Agreements to verify compliance. Any audit conducted under this Section 20 shall take place during normal business hours upon not less than ten days' written notice to the other party and in such a way as not to unreasonably interfere with the other party's business.

          20.2 Siemens shall insure that all End User Software Sublicense Agreements executed [CONFIDENTIAL] shall contain language (set forth in the audit provisions of Exhibit E) providing Siemens the right to conduct audits of End Users' usage of the Software and LanVision-provided Third Party Components using manual (paper) or electronic (dialup or email) means according to the methods described below, and providing further that End Users shall not disable or interfere with Siemens accessing End User systems for the purpose of permitting Siemens to conduct such audits. LanVision shall also be entitled to modify the Software so that [CONFIDENTIAL]. Siemens shall not be required to conduct any audits more than [CONFIDENTIAL].

          20.3 All audit results shall be provided to LanVision immediately upon receipt by Siemens. If such audit reveals that an End User has exceeded the authorized licensed number of Per Visit or Concurrent Usage, or authorized usage of LanVision-provided Third Party Components, LanVision shall provide written notice to Siemens, who shall in turn promptly provide written notice [CONFIDENTIAL] to the End User of the results of the audit, together with an invoice and related amendment to the End User Software Sublicense Agreement for the additional Application Software Fees or Third Party Component fees necessary to bring the End User into compliance. In the event an End User resists the audit, refuses to respond or delays beyond a [CONFIDENTIAL] period from the date of audit notification or from the date Siemens delivers audit results, an invoice, and amendment to the End User, Siemens shall so notify LanVision within [CONFIDENTIAL] of such End User failure to respond or execute an amendment to license additional Software or Third Party Components. Upon notification to LanVision from Siemens, LanVision will determine a resolution which may include: (i) the requirement of Siemens to provide notice to such End User of its violation of the provisions of its End User Software Sublicense Agreement, and,
               (ii) if LanVision provides Siemens with the necessary tools, to require Siemens to limit the End User's use of the Software to the authorized licensed number of Per Visit or Concurrent Usage, or authorized usage of LanVision-provided Third Party Components.

          20.4 THIRD PARTY COMPONENTS. Siemens shall conduct [CONFIDENTIAL] an audit of End User usage of the LanVision-provided Third Party Components, by sending the End User an audit form attached as Exhibit G and requesting that the End User complete it and return it within [CONFIDENTIAL] days. The Third Party Components to be audited are limited to those provided by LanVision for which LanVision has notified Siemens of the licensing restrictions in Exhibit C.

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

               20.5 CONCURRENT USAGE OF LANVISION SOFTWARE. Siemens shall conduct an [CONFIDENTIAL] audit[CONFIDENTIAL] of End User usage of the Software to determine compliance with the End User Software Sublicense Agreement. A member of the LanVision Software audit team shall provide training and assistance to the Siemens auditor(s) and may participate in the audit. Using the LanVision supplied software and audit procedures, Siemens shall access the End User Software via dial up or e-mail for the purpose of determining whether the End User has exceeded the authorized license Concurrent Usage set forth in the End User Software Sublicense Agreement.

               20.6 PER VISIT SOFTWARE. In the case of End Users on "Per Visit
                    Pricing", the "true up" in which the change over the prior year's "Per Visit" volume is measured shall coincide with the annual anniversary of the End User Software Sublicense Agreement date. Siemens and the End User will acknowledge that in connection with this annual audit of the Per Visit provisions of the End User Software Sublicense Agreement, each End User will provide to Siemens, who in turn will provide a copy to LanVision within [CONFIDENTIAL], a written certification signed by the Chief Financial Officer or other authorized officer of the End User, detailing their most recent Per Visit annual census data in a format to correspond to the departments in the End User Software Sublicense Agreement relating to the Per Visit Application Software Fee. Additional Application Software Fees shall only be due if [CONFIDENTIAL].

                    Should an End User categorize their visits in a manner different than the End User Software Sublicense Agreement, those visits not so categorized will be included in the End User Software Sublicense Agreement category that most closely resembles the End User Software Sublicense Agreement categories.

     21. Interfaces. Each party shall own the interface programming it creates for its customers.

     22.  Term.

     The term of this Agreement shall commence on the date first written above and continue for a period of sixty (60) consecutive months. Thereafter, this Agreement shall automatically renew for successive twelve (12) month periods unless a party provides to the other written notice of non-renewal at least [CONFIDENTIAL] prior to the end of the then-current term.

     Sections 2, 6.4, 10, 11, 12 (for the term stated therein), 13, 14, 17, 19, 20 (for the term stated therein), 23 and 24 shall survive any termination or expiration of this Agreement.

     23.  Software Escrow.

          23.1 Source code for the Software, including all associated technical documentation and source code cross reference materials (the "Source Code"), shall be placed into escrow pursuant to the existing provisions of the existing source code escrow agreement between LanVision and [CONFIDENTIAL] ("Source Code Escrow Agreement") and shall be updated periodically as Software updates and releases are declared "generally available". The Source Code shall be released to Siemens by

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

               the Escrow Agent within [CONFIDENTIAL] of any of the following events (a "Release Event"):

                                    [CONFIDENTIAL]

          23.2 Source Code Release. Upon a Release Event and the source code is released to Siemens pursuant to Section 23.1 above, the following terms shall apply to the Software:

                                    [CONFIDENTIAL]

          23.3 Software source code obtained by Siemens under this Section shall be returned to LanVision or its successor when all of Siemens' rights to the Source Code or Software terminate. All such Source Code shall be treated by Siemens as LanVision confidential information as provided in Section 11 and the continuing right of Siemens to use the Source Code is contingent upon Siemens paying, in accordance with the Agreement, all payments and expenses pursuant to Section 14 and Exhibit H, subject to the provisions of Section 14.8. Siemens' rights to use Source Code shall be [CONFIDENTIAL]

          23.4 In the event of a conflict between this Section 23 and the Source Code Escrow Agreement, this Section shall govern.

24. Miscellaneous.

          24.1 This Agreement constitutes the entire agreement of Siemens and LanVision with respect to the subject matter hereof and supersedes all other prior and contemporary agreements and understandings. No provision of this Agreement may be terminated, modified or waived unless such termination, modification, or waiver is set forth in writing executed by authorized representatives of Siemens and LanVision.

          24.2 This Agreement shall not be assigned by either party without the prior written consent of the other which approval shall not unreasonably be withheld, except to a parent or subsidiary, or a subsidiary of its parent, or to a successor by purchase, or merger. No assignment shall relieve the assignee of its obligations under this Agreement. Any assignment not in accordance with these provisions shall be null and void and shall be deemed a material breach of this Agreement.

          24.3 Siemens and LanVision are independent contractors, are not related and shall not be construed and shall not hold themselves out to be co-employers, joint venturers, partners or otherwise.

          24.4 Siemens and LanVision agree not to hire or attempt to hire each other's employees during the term of this Agreement or any extensions thereof without the prior written consent of the other party.

          24.5 All materials developed by Siemens and/or LanVision for marketing, distribution and promotion of the relationship with the other party, or which otherwise mentions or refers to the other party, must first be approved in writing by the other party, which approval shall not be unreasonably withheld. Materials sent

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

               to Siemens shall be addressed to "Marketing Director, eHealth, Mail Code E16". Review of materials by both parties will occur in a timely manner. Approval shall be deemed to occur if the sending party does not receive written notice of objection within fifteen
               (15) days after receipt of the marketing materials by the other party.

          24.6 Upon Siemens' request, LanVision shall provide Siemens with certificates of insurance evidencing that its employees are covered by: (i) General Liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; (ii) Professional Liability insurance (Errors and Omissions) with limits not less than $1 million aggregate for all claims each policy year for computer programming and data processing services as required by this Agreement; and (iii) Worker's Compensation insurance in the state in which each LanVision employee is employed.

          24.7 Siemens is an Equal Employment Opportunity and Affirmative Action (EEO/AA) employer and adheres to Executive Order 11246 and its accompanying regulations. Siemens' EEO/AA commitments extend to its hiring and staffing practices and all conditions of employment, including, working conditions, benefits and privileges of employment, compensation, training, promotions, transfers, and termination of employment (including layoffs and recalls) for all employees. This policy is carried out without regard to race, color, religion, national origin, sex, age, veteran status, disability, or any other condition, which is deemed to be unlawfully discriminatory under applicable state or federal law.

          24.8 Siemens acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Siemens agrees that it will not export or re-export the Software in any form, without appropriate United States and foreign governmental licenses, if any. In exercising its rights and performing its obligations under this Agreement, Siemens will comply with all applicable international, national, and local laws and regulations.

          24.9 All notices shall be deemed received on the date of receipt and shall be delivered by overnight express or facsimile (with confirmation sent via U.S. mail by the next business day) as follows:

              If to Siemens:                                              If to LanVision:

              Chief Financial Officer                                     Chief Financial Officer
              Siemens Medical Solutions Health Services Corp.             LanVision, Inc.
              51 Valley Stream Parkway                                    5481 Creek Rd.
              Malvern, PA  19355                                          Cincinnati, OH 45242
              FAX: 610-219-3124                                           FAX: 513-794-7272
                   And                                                            And
              Office of General Counsel                                   President
              Siemens Medical Solutions Health Services Corp.             LanVision, Inc.
              51 Valley Stream Parkway, Mailcode T06                      5481 Creek Rd.
              Malvern, PA. 19355                                          Cincinnati, OH 45242

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

           Fax: 610-219-8333                                   FAX: 513-794-7272

                     And

           Financial Officer, eHealth
           Siemens Medical Solutions Health Services Corp.
           51 Valley Stream Parkway
           Malvern, PA 19355

           Fax 610 219 1655

Each party reserves the right to update this information from time to time, by written notice to the other.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

IN WITNESS WHEREOF, and intending to be legally bound, Siemens and LanVision have executed this Agreement as of the day and year first written above.

Executed on behalf of                             Executed on behalf of
SIEMENS MEDICAL SOLUTIONS HEALTH                  LANVISION SYSTEMS, INC.
SERVICES CORPORATION                              LANVISION, INC.



By:  /S/ Hans Mehl                     By:     /S/ J. Brian Patsy
     -------------                             ------------------

Name: Hans Mehl                        Name: J. Brian Patsy

Title: Chief Financial Officer         Title: President and CEO

                                    Exhibit A

                                  Deliverables

Section 1.The Deliverables existing on the Effective Date are as follows:

           (a) Software. The Software shall include the modules listed below, together with associated Documentation. Also included are all Software programming changes, Updates, Releases, Versions and Streams of Enhancement (so long as Siemens pays Support Fees) developed by or on behalf of LanVision, regardless of the product name. LanVision shall update Exhibit A from time to time to add new Software, when announced as generally available by LanVision and to sunset Software, provided that LanVision provides not less than [CONFIDENTIAL] notice of end of support, and a migration plan to a replacement product [CONFIDENTIAL] so long as Siemens pays Support Fees pursuant to Section 14.4.

Software includes:

1.1      PRODUCT NAME                             VERSION         [CONFIDENTIAL]          [CONFIDENTIAL]
WebView                                            4.02
Enterprise Wide Correspondence                     1.02
Foundation Suite                                   4.05
Scan32                                             1.02
DocModify                                          4.01
System Administration                              4.05
AccessANYware                                      1.01
/completionANYware
ChartVision                                        3.08
On-Line Chart Completion                           1.04
OmniVision                                         1.05
RSF                                                2.03
LanVision Application Bridge                       1.01

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL


DESCRIPTIONS OF THE ABOVE ARE AS FOLLOWS:

WEBVIEW:                                    a LanVision viewer that utilizes a familiar Internet Explorer look and feel to provide users the ability to access, view, sort and search on selected documents in the patient's medical record.

ENTERPRISE WIDE CORRESPONDENCE:             an application provides the ability to electronically search for, print, mail or fax information to third parties for copies of the patient chart.

FOUNDATION SUITE:                           object oriented middleware infrastructure that provides document imaging/management functions such as security, auditing, data access, printing/faxing, scheduling and data archiving migration.

SCAN 32/ DOCMODIFY:                         a set of applications that support the capture, automatic or manual indexing, and quality assurance of electronic or scanned documents via bar code recognition and manual indexing schemes.

SYSTEM ADMINISTRATION:                      an application that assists the user in setting up the system's settings and security such as users, workstations, printers and security privileges.

ACCESSANYWARE:                              a new java-based Electronic Medical Record product that provides a common Graphical User Interface (GUI) for chart access, viewing, printing and faxing integrated with chart deficiency analysis and completion (completionANYware).

CHARTVISION:                                older generation Electronic Medial Record product that provides chart access, viewing, printing and faxing.

ON-LINE CHART COMPLETION:                   older generation chart deficiency analysis and completion software that automates the identification of deficiencies in patient charts and electronically routs the incomplete documents to the appropriate medical and administrative personnel for on-line processing, chart completion, electronic signature and reporting

OMNIVISION:                                 an older generation LanVision viewer that provides for the
                                            "image-enabling" of third party applications such that users may seamlessly view document images within any third party clinical application.

RSF:                                        required support files that are used by more than one LanVision product.

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  CONFIDENTIAL

LVAB:                                       the software supplied by LanVision to act as an Application
                                            Programming Interface (API) to "image enable" any third party application or viewer.

         (b) Technical Materials.
Siemens will receive the following items with the distribution of the Software when applicable:

                  - Software application

                  - Product Announcement

                  - Release Notes

                  - Install Guide

                  - User Guides

                  - Trouble Shooting Guide

                  - Quick Reference Guide

                  - On-line help

                  - Courseware Guides

                  - Training material (agenda, power points etc)

                  - Database Layout (for the database only)

                  - Implementation Acceptance Test Plan

                  - (IAT) updates

                  - Customer Acceptance Test Plan (CAT)

                  - Document of known issues

                  - Private Label instructions


Section 2. The following trademark, servicemark, or other proprietary notices shall be displayed, in the following form and manner, in documentation for SIEMENS products that include the Software:

                  (C) 2002 LANVISION, INC.
                  ALL RIGHTS RESERVED

                  This material contains proprietary and confidential information and is protected by copyright and trade secret laws. Unauthorized reproduction, distribution, or transfer of this material, or any portion of it, is strictly prohibited and may result in civil and criminal penalties. Known violators will be prosecuted to the maximum extent possible under the law.

                  The following are trademarks or registered trademarks of LanVision, Inc.: accessANYware(SM), AccountVision(TM), ASPeN(SM), ChartVision(R), codingANYware(SM), completionANYware(SM), Document Capture System(TM), Enterprisewide Correspondence(TM), LanVision(TM), [Logo](TM), LanVision Application Bridge(SM), MicroVision(TM), MultiView(TM), OmniVision(TM), On-Line Chart Completion(TM), scanANYware(SM), VisionFlow(R), and WebView(TM).

                  All other trademarks are trademarks or registered trademarks of their

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  CONFIDENTIAL


                  respective companies.

                  DISCLAIMER

                  LanVision, Inc. has taken due care in preparing this material. Nothing contained in this material alters in any way the terms and conditions of the license agreement by which the product was acquired, nor increases in any way LanVision's liability to the user. LanVision shall not be liable for any incidental, consequential, indirect, or special damages in connection with or arising from the use of this or any related materials.

                  LANVISION, INC.
                  5481 Creek Road
                  Cincinnati, Ohio  45242
                  Phone:  (513) 794-7100
                  Fax:  (513) 794-9770

                  E-mail:  Webmaster@lanvision.com
                  World Wide Web:  http://www.lanvision.com

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  CONFIDENTIAL

                                    Exhibit B

                               EXISTING CUSTOMERS

This Exhibit B lists terms and conditions that apply to "Existing Customers" defined as those End Users who have executed an End User Software Sublicense License Agreement no later than the close of business on [CONFIDENTIAL]. The following terms and conditions shall apply to Existing Customers:

1. Existing Customers shall have the right, upon execution of an amendment with Siemens to their End User Software Sublicense Agreement containing audit provisions as set forth in Exhibit E and Section 20, to upgrade to accessANYware. [CONFIDENTIAL].

2.    [CONFIDENTIAL]

3. accessANYware perpetual concurrent use pricing ONLY applies to Existing Customers who choose to upgrade to accessANYware or net new End Users who elect concurrent use pricing no later than [CONFIDENTIAL] if they are listed in the Potential new End Users chart below.

4. For End Users who have entered into an End User Software Sublicense Agreement prior to the Effective Date, and whose SOAR or Project Implementation Activities have already begun as of the Effective Date, the [CONFIDENTIAL].

5. Existing Customers that upgrade their HIAS Software to the accessANYware Software pursuant to Section 1 above, upon such upgrade:

            1) Siemens shall pay Software Royalty Fees based upon [CONFIDENTIAL]; or,

            2)    [CONFIDENTIAL]

6. Existing HIAS perpetual concurrent use pricing Section 3 of Exhibit H ONLY applies to [CONFIDENTIAL].

7. For End Users that Siemens has reported to LanVision and paid for as a "term" End User Software Sublicense Agreement ("Term End Users"), when such term End User Software Sublicense Agreement expires, the End User will [CONFIDENTIAL].

8. Siemens shall be entitled to convert term End Users to the perpetual license model provided that Siemens [CONFIDENTIAL].

9.    The Application Software Fees in Exhibit H do not include Support Fees.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL

                         1.1.1  POTENTIAL NEW END USERS


INFORMATION IN THIS GRID MUST BE PROVIDED IN ITS ENTIRETY TO LANVISION NO LATER THAN [CONFIDENTIAL] FOR EACH POTENTIAL NEW END USER IN ORDER FOR SIEMENS TO USE THE CONCURRENT USE PRICING [CONFIDENTIAL].

                        DATE SIEMENS                               NUMBER OF
                     PROPOSAL DELIVERED       PROPOSAL         CONCURRENT USERS
   CUSTOMER            TO NAMED USER       EXPIRATION DATE        IN PROPOSAL
--------------------------------------------------------------------------------





NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    EXHIBIT C

               THIRD PARTY HARDWARE AND SOFTWARE CONFIGURATIONS

The following Third Party Components and hardware are required to operate the Software as of the Effective Date. LanVision shall update this Exhibit [CONFIDENTIAL] to reflect any changes.

PART 1: 3RD PARTY HARDWARE

[CONFIDENTIAL]


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


PART 2: THIRD PARTY SOFTWARE

SECTION I.  THIRD PARTY PRODUCTS:

ALL LICENSES LISTED IN THIS PART 2 ARE PERPETUAL LICENSES UNLESS OTHERWISE SPECIFICALLY PROVIDED.

THIRD PARTY SOFTWARE INCLUDED IN THE LANVISION APPLICATION PRICE(1)

[confidential]








CATEGORY 1:  THIRD PARTY SOFTWARE NOT INCLUDED THAT [CONFIDENTIAL]

[confidential]



CATEGORY 2:  THIRD PARTY SOFTWARE [CONFIDENTIAL]

[CONFIDENTIAL]







CATEGORY 3:  THIRD PARTY SOFTWARE [CONFIDENTIAL]

[CONFIDENTIAL]





NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

SECTION III.  LANVISION'S COST FOR THIRD PARTY PRODUCTS(1)
[CONFIDENTIAL]


















[CONFIDENTIAL]






----------------

[CONFIDENTIAL]




NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    Exhibit D

                             Siemens Support Program

SIEMENS will provide a program of support for the SIEMENS Applications and Custom Programming listed in the Supplements under the following terms and conditions. This Support Program shall become effective on the date of this Agreement and shall remain in force throughout the applicable Warranty Period for each Application and item of Custom Programming, and thereafter during the term of support for same as specified in its Supplement.

1. SIEMENS SUPPORT RESPONSIBILITIES. SIEMENS shall have the following support responsibilities:

2. SUPPORT.

      2.1 Siemens shall correct any failure of the Applications to perform substantially in accordance with their respective Documentation, or any failure of supported items of Custom Programming to perform substantially in accordance with their respective Specifications. Customer may access the Siemens Customer Service Center ("CSC") through either the Internet enabled Electronic Issue Management System ("EIM") or, for urgent issues, by telephone 24 hours per day, 7 days per week to report such failures. Customer shall provide Siemens with both on-site and remote access to the System through the support network described in Schedule 1. Customer shall be responsible for all telecommunication services and remote programming support connections charges.

      2.2 Siemens shall initiate work on urgent issues within one hour of Customer's request for assistance to the CSC. Urgent issues are issues involving substantial Application failure or issues, which, in Customer's reasonable judgment, are critical to Customer's overall operation. As to all other issues, Siemens will maintain on-line help screens on the EIM that define escalation levels and response time frames. Through the EIM, Customer may track the escalation of an issue, together with the time spent and actions performed to resolve the issue. In addition, Customer may use the EIM to request a reevaluation and escalation of the severity of a support issue.

      2.3 Siemens shall provide Customer with issue solution reference sources, including but not limited to Documentation updates, Customer Memos, and the Support Solutions Knowledge Base, that provide answers to common support questions and advice on problem determination, diagnostic procedures and other support procedures. Customer shall set up a support help desk and ensure that appropriate personnel are trained in the use and support of the System and network. Prior to reporting a support issue, Customer shall complete any problem determination procedures, diagnostic activities and remedial actions detailed in these reference sources and in the Documentation. After Customer reports an issue to the CSC, Customer shall perform any remedial actions specified by the CSC, including, without limitation, installing Updates, Releases or new Versions. Customer shall also be responsible for updating and, upon resolution, closing all support issues electronically through the EIM.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


      2.4 For all Applications or other System components operated at a Facility, Customer shall be responsible for maintaining a support testing environment configured in accordance with Schedule 1 and for maintaining all necessary back-ups, recovery and required System operating procedures as specified in the Documentation.

      2.5 Siemens shall provide periodic Updates and Releases to the Applications for which Customer is paying support fees and Documentation of these items at no additional license fee. For those Applications provided (i) remotely or (ii) on a term licensed basis or (iii) for which Customer is paying "Extended Support" as indicated in a Supplement or amendment, if Siemens announces a new Version, Customer shall receive the Version together with its Documentation at no additional license fee. Where a perpetually licensed Application is not covered by Extended Support, if Siemens announces a new Version of such Application, the new Version will be charged at Siemens then current rates. For Applications installed at a Facility, Customer shall implement Updates within sixty (60) calendar days, Releases within six (6) months and Versions within eighteen (18) months after the item's General Availability Date unless Siemens announces or agrees to extensions to these implementation time frames. New features, enhancements to functionality and/or regulatory changes will not be retrofitted to down-level Releases or Versions, and Customer understands that in order to apply warranty repairs to the Applications, Customer must install all Updates. For Applications installed at the ISC, Siemens shall install Updates, Releases and Versions, and Customer shall perform any implementation tasks as advised by Siemens and in accordance with implementation schedules provided by the ISC.

      2.6 At Customer's expense, Customer shall obtain all additional equipment, the level of Third Party Software designated by Siemens, and any professional services required to implement Updates, Releases, Versions, Custom Programming or optional net new functionality. Customer shall obtain support or maintenance for all Third Party Software and Equipment from the respective vendor or support provider or, where available from Siemens and shall be responsible for any additional equipment or professional services required by Third Party Software vendors. Siemens shall provide Customer with coordination assistance for allied partner support issues that are related to an Siemens Application. Siemens has established a support baseline which the allied partners are expected to provide to Siemens customers in their separate support agreements. Customer should follow the communications protocols for contacting those Third Party Software and Equipment vendors that have established such protocols for Siemens customers.

      2.7 For Applications or Custom Programming for which a separate Support Fee is indicated either in a Supplement, amendment or Rider, Customer shall pay said Support Fee annualized on a prorated basis for the remainder of the year from the date of this Amendment for Applications or Custom Programming previously installed, or from the end of the Initial Warranty for new items, to February of the following year, and thereafter, Customer shall pay the full annualized Support Fee [CONFIDENTIAL]. Notwithstanding any other provisions contained in the Agreement, Customer shall pay any fee increases imposed by Siemens' suppliers of third party licensed content, including without limitation, fees relating to any third party software products or other such third party licensed content imbedded in, or provided with, any Deliverables or services; where any such increases shall be invoiced at such time as other annual/monthly fee increases occur under the Agreement.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


3. ADDITIONAL SERVICES.

3.1 With the exception of changes to the tax tables used with the GFS Applications, Siemens will make available to Customer programming changes to the Applications in response to generally applicable state-mandated billing changes and generally applicable federally-mandated regulatory changes, including programming changes made in response to HIPAA. Notwithstanding any other provisions of this Support Program, all such programming changes shall be separately chargeable by Siemens, provided that federally-mandated programming changes to the payroll and accounts payable Applications and to the case mix groupers/schemes shall be made available at no additional software charge. Changes will be made available to Customer when made generally available to Siemens' customers. Customer shall be responsible for any additional Equipment and Third Party Software (whether new or upgraded), any professional services and any third party fee increases required in response to federal and state regulatory changes. Changes to the tax tables used with Novius GFS-Lawson Applications are subject to the terms and conditions of a separate agreement between Customer and BSI, a third party vendor.

3.2 Throughout the term of support, Siemens will provide Customer with an annual allowance of [CONFIDENTIAL] for Siemens designated education related services and information forums. During the Annual Review described below, Siemens will provide Customer with a listing of the designated education related services and information forums available each year.

3.3 Siemens will provide Customer with a Monthly Supplemental Support Services Allowance of [CONFIDENTIAL] per month at no additional fee. Any unused portion of this monthly allowance cannot be carried forward to subsequent months. Any hours in excess of this monthly allowance are billable by Siemens in accordance with 2.3 below. These hours may be used for diagnostic assistance and other problem determination procedures, for remediation of problems unrelated to Subsection 1.1 above, and for advice on the operation and functions of the Applications ("Supplemental Support Services"). Based on the nature of the Customer request, CSC personnel may refer Customer to other billable services offered by Siemens, including but not limited to training or consulting services. CSC personnel will advise Customer as to whether the service can be provided under the Supplemental Support Services or whether it will be separately billable. Customer shall be responsible for approving each service request and, if applicable, referral, prior to Siemens providing assistance. Time spent on Supplemental Support Services will be calculated in minimum time increments of one-half (1/2) hour.

3.4 Commencing on the date of this Agreement and continuing until [CONFIDENTIAL] after First Productive Use of the first Application, any Supplemental Support Services hours used by Customer in excess of the Monthly Support Services Allowance shall be due and payable monthly as incurred and shall be billed at Siemens then current Supplemental Support Services hourly rate. [CONFIDENTIAL], Siemens will review Customer's actual usage of Supplemental Support Services [CONFIDENTIAL]

3.4.1    [CONFIDENTIAL] or

3.4.2    [CONFIDENTIAL]or


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

3.4.3    [CONFIDENTIAL]

In the event Customer exercises either of the payment options outlined in Subsections 3.4.1 or 3.4.2, then either at the end of the term of support or at such time as Customer changes to the payment Option outlined in Subsection 3.4.3, Customer shall be billed or credited for any increase or decrease in actual usage during the preceding twelve months period.

4. ANNUAL REVIEW. Siemens and Customer will annually: (i) evaluate Siemens' support services and service levels; (ii) review Customer's utilization of the System, the Support Solutions Knowledge Base, the EIM and support processes; and (iii) jointly develop an annual support plan for the next twelve month period. Siemens shall provide Customer with an annual summary report tracking Siemens and Customer performance of service levels and respective responsibilities. Siemens shall make available a summary of Customer's Supplemental Support Services requests accessible on-line through EIM.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    Exhibit E

                     End User Software Sublicense Agreement

Reproduced below are standard Siemens confidentiality and license provisions as of the Effective Date. Siemens will license the Software to End Users pursuant to software licensing terms and conditions that include provisions similar to the following. Siemens reserves the right to update these provisions to be consistent with Siemens' then-current license terms and conditions that apply generally to its own software.

GRANT OF LICENSE.

      3.1 Siemens grants to Customer a non-exclusive license to use one (1) copy of object code for each Application and their related Deliverables to be operated at one Customer data processing location by Customer's employees or, as applicable, at the ISC for the sole purpose of processing data of the Facilities or, where applicable, Care Providers, during the term as stated in the applicable Supplement. Each license granted herein shall be either perpetual or for a term, as indicated in the corresponding Supplement. Notwithstanding the one-copy license indicated above, where an Application is indicated as being licensed for specific number of installed workstations or servers, as applicable, such number indicates the maximum number of workstations or servers on which such Application may be installed. Where an Application is indicated as being licensed for a specific number of concurrent users, such number indicates the maximum number of users permitted to use such Application concurrently and such Applications may contain embedded software controls limiting user log on to the number of concurrent users licensed. Where an Application is indicated as being licensed for a specific number of named users, such number indicates the maximum number of Customer's employees or consultants who are designated by Customer as the only authorized users of those Applications and such Applications may contain embedded software controls limiting user log on to the number of named users licensed. Where an Application is indicated as being licensed for a specific number of Care Providers, such number indicates the maximum number of Care Providers licensed to use said Application or whose data may be processed using the Applications. For Applications which by their nature are PC-based, if no restriction for users or workstations or servers is indicated, then Customer may make a reasonable number of copies of such Applications for processing within the scope of this grant of license.

      3.2 Customer may make a reasonable number of backup copies (not to be concurrently used for active data processing) of each Application operated at a Facility to be used solely for backup, emergency and/or testing purposes at the Customer location. Customer shall not disassemble, decompile, or otherwise reverse-engineer any of the Deliverables. Customer shall be responsible for the compliance with this Agreement by all of Customer's users granted access hereunder. Customer shall not transfer its license nor sublicense the Deliverables, except that this Agreement may be assigned by Customer pursuant to the assignment provisions of this Agreement.

      3.3 The Architectural Software provides Customer with flexibility and control over Adaptations. Adaptations shall be made in a reasonable manner. With regard to Adaptations,


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


Siemens and Customer shall work together to identify efficiency issues which may be improved by changes to Customer's operational procedures, screen logic, pathways, data base access, etc. When Data is licensed, Data is provided as a generic template or starter set of information which Customer can modify to fit its specific environment. Siemens does not assume any responsibility for assuring that Data is complete, accurate or appropriate for a specific situation. This responsibility rests entirely with Customer. Customer is responsible for the clinical and financial validation and use of the Data and for maintaining the Data to keep it current.

      3.4 Siemens or its suppliers shall have the exclusive title to, copyright and trade secret right in, and the right to grant additional licenses to, the Applications and related Deliverables. Customer shall not remove or permit to be removed from any of the Deliverables (and shall include on any copies or partial copies thereof) any identifying mark or indicia of Siemens' or other suppliers' rights in such item. If Siemens incorporates the programs of any other suppliers in the Applications, those suppliers shall be entitled to the benefit of the obligations incurred by Customer in this Section and in the Confidentiality Section. Third Party Software provided by Siemens may have license restrictions on the number of users, workstations or servers and other qualifying terms and conditions. With respect to certain Third Party Software, where applicable, Siemens shall pass through to Customer the associated Third Party Software vendor's required license terms and conditions.

CONFIDENTIALITY.

      9.1 Each party shall retain in strict confidence the terms and conditions of this Agreement and all information and data relating to the other party's business, patients, employees, development plans, programs, documentation, techniques, trade secrets, systems and know-how, and shall not, unless otherwise required by law, disclose such information to any third party without the other's prior written consent. Upon Siemens' request, Customer shall inform Siemens in writing of the number and location of the original and all copies of each of the Deliverables.

      9.3 Customer shall have the right to disclose the Deliverables and other Siemens information to Customer's employees, consultants and agents on a need-to-know basis, provided that: (a) all such consultants and agents have entered into a confidentiality agreement with Siemens prior to such disclosure;
(b) consultants and agents shall not access either the Implementation Methodology (used for development of Implementation Workplans) or the Builder's Edge development tools (an item of Architectural Software) without first entering into a corresponding license agreement with Siemens; and (c) requests by Customer for Siemens to permit a third party to operate the Applications on Customer's behalf and/or requests to permit any competitors of Siemens to have access to the Deliverables must receive separate prior written approval from Siemens.

      9.4 To the extent required by the provisions of HIPAA and regulations promulgated thereunder, Siemens does hereby assure Customer that it will appropriately safeguard protected health information made available to or obtained by Siemens pursuant to this Agreement ("PHI"). Without limiting the obligations of Siemens otherwise set forth in this Agreement or imposed by applicable law, Siemens agrees to comply with applicable requirements of law relating to PHI and with respect to any task or other activity Siemens performs on behalf of Customer, specifically Siemens shall:


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


         9.4.1 Not use or further disclose PHI other than as permitted or required by this Agreement or as required by law;

         9.4.2 Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement;

         9.4.3 Report to Customer any use or disclosure of PHI not provided for by this Agreement of which Siemens becomes aware;

         9.4.4 Ensure that any agents, including subcontractors, to whom Siemens provides PHI agree to the same restrictions and conditions that apply to Siemens with respect to PHI;

         9.4.5    Make available PHI in accordance with applicable law;

         9.4.6 Make PHI available to Customer so that Customer can make and incorporate amendments to PHI in accordance with applicable law;

         9.4.7 Make available the information required to provide an accounting of disclosures pursuant to applicable law;

         9.4.8 Make Siemens internal practices, books, and records relating to the use and disclosure of PHI received from Customer available to the Secretary of the United States Health & Human Services for purposes of determining Customer' compliance with applicable law; and

         9.4.9 At termination of this Agreement, return or destroy all PHI that Siemens still maintains in any form and retain no copies of PHI;

Siemens agrees that this Agreement may be amended from time to time if, and to the extent required by, the provisions of HIPAA and regulations promulgated thereunder, in order to assure that this Agreement is consistent therewith

Remedies

Customer acknowledges and agrees that Siemens is solely responsible to Customer for all obligations, warranties, and remedies regarding the third party software licensed under this Amendment, and that such third parties have no such responsibility to Customer.

8. SPECIAL TERMS. This Section contains terms and conditions that relate specifically to Applications and related third party components that are included in this Amendment and that Siemens is required to pass on to Customers. Certain Siemens suppliers of third party products require that their terms and conditions may be subject to change over the course of this Agreement, in which event Siemens will post such changes to the Customer-only web site or otherwise provide notice of such changes. Said changes shall become effective on the date of posting such notice.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

      8.1 Customer acknowledges and agrees that Siemens is solely responsible to Customer for all obligations, warranties and remedies regarding the third party software licensed under this Amendment and that such third parties have no such responsibility to Customer.

      8.2 The Oracle software delivered to operate the Medical Records Imaging Application shall be used by Customer solely to operate said Application, and may not be used for development purposes or to create any new functionality not present in said Application or to create new applications. If Customer grants a security interest in the third party software, the secured party has no right to use or transfer the Oracle software.

      8.3 Customer acknowledges that it may bring no claim or lawsuit against the third party components vendors for any breach or violation of any term or condition of this Amendment or for any damages incurred under this Amendment.

      Audit Provisions required by Section 20.2 of the Agreement

      8.4 Customer agrees to permit Siemens or its third party suppliers, upon not less than [CONFIDENTIAL] notice, to audit Customer's use of the Applications and related third party software [CONFIDENTIAL]. Such audits shall be conducted not more than [CONFIDENTIAL], unless an audit reveals that Customer is at or above [CONFIDENTIAL] of its licensed use of the Application and any Third Party Software, in which event the audit may be re-performed within [CONFIDENTIAL]. In the case of a Customer performed audit, Siemens shall deliver the audit form and request to the Customer who shall perform the audit and provide the results to Siemens under the signature of an authorized representative of Customer within [CONFIDENTIAL] of delivery of the audit request by Siemens. Customer shall not disable or interfere with Siemens' access of its systems for the purpose of conducting such audits. Siemens shall keep the results of the audit confidential, except that it may share relevant audit information with the concerned third party vendors.

      8.5 Upon completion of the audit, Siemens shall promptly provide the results of the audit to Customer, and if the audit reveals that Customer has exceeded the contracted for number of Per Visit concurrent, server based, named or seat based users of the Application or any Third Party Software, Siemens shall promptly provide Customer with an invoice and related amendment for the additional fees and licenses necessary to bring the Customer into compliance. If the Customer does not, within [CONFIDENTIAL] of the receipt of the audit results, amendment and invoice, execute an amendment to purchase additional Software or Third party components or provide Siemens with written notice that it disputes the audit results, as appropriate, then Siemens shall be entitled to take reasonable steps to enforce its Agreement and protect its and its suppliers' intellectual property rights, including without limitations, providing customer with notice of default or restricting customer's use of the Deliverables to licensed quantities.

      8.6 Siemens shall also be entitled to modify the Medical Records Imaging Application so that it provides automatic access, monitoring and reporting (using an email system) of Customer's use of the Application and related Third Party Software. Such email audits shall be performed on a periodic basis.

      8.7 [Per visit pricing] In the case of Customers on "Per Visit Pricing" the "true up" in which


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


      the change over the prior year's "Per Visit" volume is measured shall coincide with the annual anniversary of the Agreement date. With this annual audit of the Per Visit provisions of the Agreement, each Customer will provide to Siemens, who in turn will provide a copy to its supplier, a written certification signed by the Chief Financial Officer of the Customer or other authorized officer, detailing their most recent annual census data in a format to correspond to the departments in the Agreement relating to the Per Visit application software fee. Pricing increases shall only occur if [CONFIDENTIAL].

      Should Customer categorize their visits in a manner different than as described in this Amendment, those visits not so categorized will be included in the Agreement category that most closely resembles the Agreement categories.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    Exhibit F

                      Subcontracted Implementation Services

1. Generally. From time to time, Siemens may wish to engage LanVision to perform implementation services (an "Engagement"). This Exhibit shall generally govern the relationship between Siemens and LanVision regarding such Engagements. The particulars of such Engagements, such as the identity of the End User for whom the services are to be performed, the location of the Engagement, the description of the precise nature of the services to be performed, scheduling matters, the identification of project leaders, etc., shall be set forth in a written Engagement Letter and Work Request Form, which specifically refers to this Exhibit and which is signed by both parties. An Engagement can be extended by Siemens within [CONFIDENTIAL] prior to its termination. If any provision in an Engagement Letter is inconsistent with any provision in this Exhibit, the former shall govern, but solely for the Engagement to which the Engagement Letter or Work Request Form relates. Siemens grants to LanVision a non-transferable, non-exclusive limited license to use Confidential Information (as defined in Section 11 of the Agreement) certain Siemens' software licensed to the End User, Documentation and other deliverables solely for the purpose of assisting an End User identified in an Engagement Letter and solely for the purpose and duration of such engagement as set forth in the Engagement Letter and for no other purpose. Siemens shall offer LanVision access to training in certain courses, at Siemens' then-current rates, to install Siemens applications software/systems in Siemens' End User's facilities according to Siemens' policies, reporting guidelines and Siemens' proprietary methodologies and protocols. Siemens shall be responsible for implementation project management which includes, but is not limited to, implementation workplan task definition, task assignment and scheduling, staff utilization, and the development, implementation and enforcement of all policies and procedures necessary to accomplish the implementation tasks in a timely and efficient manner. Siemens shall be solely responsible for the billing of End Users for all implementation tasks in accordance with the application software/system agreement between Siemens and Siemens' End User. All services provided by LanVision employees under this Exhibit shall be performed in a competent and workmanlike manner.

2. Amounts Payable By Siemens To LanVision. [CONFIDENTIAL] Siemens shall pay the rates set forth in the Engagement Letter (based on the rates described in Exhibit I) for services performed by LanVision employees, and shall pay the reasonably incurred expenses of such LanVision employees in accordance with the travel and living reimbursement policy, as described in Exhibit J. The rates described in the preceding sentence shall be effective for all new Engagements commencing after the Effective Date. Siemens shall pay the amount invoiced by LanVision within [CONFIDENTIAL], subject to its right to withhold payment as set forth in Section 14.8 of the Agreement.

3. Relation Of The Parties. LanVision is an independent consulting firm and all LanVision employees performing work pursuant to this Exhibit shall remain employees solely of LanVision and shall not be considered employees of Siemens for any purpose. LanVision acknowledges that its employees will be performing work for the benefit of Siemens' End Users and that LanVision is responsible for the performance of the work performed by its employees. LanVision shall remain responsible for payment of all wages and/or salaries and benefits due such employees, and for all applicable federal, state and local tax liabilities arising from its employees' work performed pursuant to this Exhibit.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

4. Proprietary Rights. LanVision hereby assigns to Siemens, without further consideration, sole right, title and interest in and to all programming, code, documentation and other written product, methodologies, processes, training materials, inventions, software, ideas and other information and work product (collectively, "Work") unrelated to the Software and first developed or generated by or on behalf of LanVision during the course of its and any of its subcontractors' performance under this Exhibit, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. All Work shall be deemed " Work for Hire" within the meaning of the Copyright Act of 1976, as amended. LanVision agrees to execute and deliver, or cause to be executed and delivered, all documents and instruments requested by Siemens to evidence the foregoing assignment. LanVision represents and warrants that its performance under this Exhibit and ownership or use of the Work by Siemens will not constitute an infringement of any third party proprietary right. Any trade secrets conveyed to Siemens by LanVision shall be treated as "Confidential Information" as defined in Section 6 hereof. LanVision may offer usage of LanVision's work product developed outside the scope of this Exhibit which is not derivative of Siemens intellectual property without impairment of LanVision's right of sole ownership of such work product, so long as LanVision makes no improper use of Confidential Information. LanVision shall be the owner all intellectual property rights in all Work performed by LanVision hereunder that relates to the Software.

5. Term. The term of this Exhibit shall be coterminous with the term of the Agreement; provided that Siemens shall be entitled to terminate any Engagement immediately upon any breach by LanVision of Sections 1, 4 or 6 of this Exhibit. Both parties shall make all reasonable efforts to cooperate in the timely completion of any Engagements that remain pending at the termination of the Agreement.

Siemens shall be entitled to replace the LanVision consultant or terminate an Engagement if in Siemens and/or its End User's reasonable opinion, the consultant's work is unsatisfactory or his or her conduct is inappropriate. The parties shall make all reasonable efforts to resolve any staffing issues in such a way as to avoid adverse customer impact. Sections 4, 6, 7 and 8 shall survive any termination of the Agreement.

6. Confidentiality. The confidentiality provisions in Section 11 of the Agreement apply fully to all Engagements.

7. Activities Outside This Exhibit. The parties recognize that LanVision has been, and is, in the business of providing services to its healthcare industry customers. Except as expressly provided herein, it is understood and agreed that: (i) services provided by LanVision to Siemens are provided on a non-exclusive basis and that LanVision retains the right to continue to provide the same type of services, and any other services, to any other of its customers, including competitors of Siemens; (ii) LanVision retains the right to carry on and expand its business including without limitation, that part of its business involved with the installation and implementation of software systems that are similar to or in competition with those of Siemens, for LanVision's present and future customers: (iii) during the term of an Engagement and for a period of [CONFIDENTIAL] after phase 1 of an implementation (as defined below), LanVision will not provide or solicit to provide to an End User, when LanVision has been placed in an Engagement, any direct services that LanVision could provide under this Exhibit, nor will LanVision respond to or solicit an End User customer for implementation services once Siemens has identified that customer to LanVision as


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


having requested implementation services from Siemens and customer has not previously contacted LanVision for this particular resource request prior to such customer being identified by Siemens to LanVision. Notwithstanding the foregoing, LanVision shall be free to provide such services to its then-existing customers. For purposes of this Section , "phase 1 of an implementation" shall mean the date of first productive use of the particular set of Siemens software applications, as defined in the Work Request Form. Nothing in this Exhibit shall be deemed in any way to prevent, restrict or limit LanVision in providing installation and implementation of software systems that are similar to or in competition with those of Siemens provided that confidential information is not used in connection with such activities.

8. LanVision agrees that it will not assign a(n) LanVision employee to a Siemens Engagement for a period in excess of 1500 hours in a twelve-month period. If a(n) LanVision employee is expected to exceed 1500 hours in a twelve-month period, LanVision must receive prior written approval from Siemens. If any LanVision employee exceeds 1500 hours in a twelve-month period, LanVision agrees to report such employee's name, social security number, and salary for the limited purpose of adding such "leased employee" as defined in Section 414(n) of the Internal Revenue Code into Siemens' qualified plan testing. LanVision will send this report to the address below on or before January 15 of the year following the year in which services were provided.

      Siemens Medical Solutions Health Services Corporation
      51 Valley Stream Parkway
      Malvern, PA 19355
      Attn:  Benefits Administrator, Mailcode T05


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    Exhibit G

           LanVision Annual Audit Report - (Enter Hospital Name Here)



[CONFIDENTIAL]



NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    Exhibit H

      APPLICATION SOFTWARE FEES

A. This Exhibit H lists the Application Software Fees used for calculating Software Royalty Fees paid to LanVision by Siemens pursuant to this Agreement. [CONFIDENTIAL] Periodically, LanVision may supplement this Exhibit to add New Products and applicable Application Software Fees. Consistent with the terms and conditions of this Agreement, LanVision will solely determine whether a product is considered a New Product or a new Version of an existing product. In no event, however, will LanVision apply New Product definitions under this Agreement differently for Siemens than LanVision applies New Product definitions to LanVision's contracts with its own customers or that of other LanVision resellers. LanVision will solely determine the End User price list for such New Products and the Software Royalty Fee structure of this Exhibit H shall apply.

B. CALCULATION OF SOFTWARE ROYALTY FEES. FOR EACH SUBLICENSE OF THE SOFTWARE GRANTED BY SIEMENS TO AN END USER, SIEMENS SHALL PAY LANVISION A FEE EQUAL TO [CONFIDENTIAL]

PART 1: ACCESSANYWARE PERPETUAL SOFTWARE LICENSES (END USER FEES PROVIDED IN ATTACHMENT H-1, LANVISION PRICE BOOK - SIEMENS EDITION)

SECTION 1: ACCESSANYWARE ADVANCE EDITION CONCURRENT USE PERPETUAL LICENSE - END USER PRICE

[CONFIDENTIAL]

SECTION 2:  ACCESSANYWARE PERPETUAL PER VISIT PRICE

PART 1:

      a.    [CONFIDENTIAL]


      b. Siemens shall pay to LanVision a Software Royalty Fee based on the End User list price in ATTACHMENT H-1, LANVISION PRICE BOOK - SIEMENS EDITION, ACCESSANYWARE PERPETUAL PER VISIT END USER PRICE LIST. In addition, Siemens shall pay Professional Services Fees at [CONFIDENTIAL] of the rate listed in Exhibit I.

      c.    [CONFIDENTIAL]

      d.    [CONFIDENTIAL]

      e.    [CONFIDENTIAL]

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential


      f. The ACCESSANYWARE PERPETUAL PER VISIT PRICING requires [CONFIDENTIAL] for each initial accessANYware order per accessANYware instance installed per server.

      g. Custom software is not included with the accessANYware license fees. Custom software is quoted on a time and expenses basis, per specifications provided to LanVision by Siemens.

      h. Third party software [CONFIDENTIAL], et. al. is not included and is the obligation of Siemens or its End User to license in adequate quantities from the appropriate software vendor. LanVision may resell, , certain 3rd party software licenses to Siemens or its End Users, upon request.

PRICE LIST EXAMPLE FOR ACCESSANYWARE PERPETUAL PER VISIT PRICING CALCULATION

[CONFIDENTIAL]

SECTION 3:  EXISTING HIAS PERPETUAL CONCURRENT LICENSE USER PRICING

      a. Existing HIAS perpetual concurrent use pricing ONLY [CONFIDENTIAL] Siemens shall pay to LanVision a Software Royalty Fee based on the End User list price in ATTACHMENT H-1, LANVISION PRICE BOOK - SIEMENS EDITION, HIAS PERPETUAL CONCURRENT LICENSE END USER PRICE LIST. In addition, Siemens shall pay professional Services Rates at [CONFIDENTIAL] of the rate listed in Exhibit I.

      b. The above HIAS license fees do not include Support Fees applicable third party software and Professional Services Fees related to System Implementation.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential

                                    EXHIBIT H

                                 ATTACHMENT H-1

              LANVISION PRICE BOOK

                SIEMENS EDITION


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  Confidential



                              LANVISION PRICE BOOK

                                 SIEMENS EDITION

                                 (June 18, 2002)

                               [LAN VISION LOGO]

NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


(C) 2002 LANVISION, INC.
All Rights Reserved

This material contains proprietary and confidential information and is protected by copyright and trade secret laws. Unauthorized reproduction, distribution, or transfer of this material, or any portion of it, is strictly prohibited and may result in civil and criminal penalties. Known violators will be prosecuted to the maximum extent possible under the law.

The following are trademarks or registered trademarks of LanVision, Inc.: accessANYware(SM), AccountVision(TM), ASPeN(SM), ChartVision(R), codingANYware(SM), completionANYware(SM), Document Capture System(TM), Enterprisewide Correspondence(TM), LanVision(TM), [GRAPHIC OMITTED](TM), LanVision Application Bridge(SM), MicroVision(TM), MultiView(TM),
OmniVision(TM), On-Line Chart Completion(TM), scanANYware(SM), VisionFlow(R), and WebView(TM).

All other trademarks are trademarks or registered trademarks of their respective companies.

DISCLAIMER

LanVision, Inc. has taken due care in preparing this material. Nothing contained in this material alters in any way the terms and conditions of the license agreement by which the product was acquired, nor increases in any way LanVision's liability to the user. LanVision shall not be liable for any incidental, consequential, indirect, or special damages in connection with or arising from the use of this or any related materials.

LANVISION, INC.
5481 Creek Road
Cincinnati, Ohio 45242
Phone: (513) 794-7100
Fax: (513) 794-9770

E-mail: Webmaster@lanvision.com
World Wide Web: http://www.lanvision.com


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


                                TABLE OF CONTENTS

ACCESSANYWARE ADVANCE EDITION CONCURRENT USE PERPETUAL LICENSE END
USER PRICE LIST......................................................        69
ACCESSANYWARE - PERPETUAL PER VISIT END USER PRICE LIST..............        70
HIAS PERPETUAL CONCURRENT LICENSE END USER PRICE LIST [CONFIDENTIAL].        72
UTILITY SOFTWARE END USER PRICE LIST.................................        73


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


                          ACCESSANYWARE ADVANCE EDITION

                        CONCURRENT USE PERPETUAL LICENSE

                               END USER PRICE LIST

ACCESSANYWARE (AA) ADVANCE EDITION

[CONFIDENTIAL]


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


accessANYware - Perpetual Per Visit End User Price List

[CONFIDENTIAL]


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


HIAS Perpetual Concurrent License End User Price List
[CONFIDENTIAL]

[CONFIDENTIAL]


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


                      UTILITY SOFTWARE END USER PRICE LIST

                                 [CONFIDENTIAL]


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  Confidential


                                    Exhibit I

                           Professional Services Fees


The LanVision Professional Services Fees hourly rates for [CONFIDENTIAL] are:

EM                Engagement Manager (Hourly rate)                                     [CONFIDENTIAL]
DBA               Database Administrator (Hourly rate)                                 [CONFIDENTIAL]
AAS               Application Administration (Hourly rate)                             [CONFIDENTIAL]
TC                Technical Consultant (Hourly rate)                                   [CONFIDENTIAL]
OC                Operational Consultant (Hourly rate)                                 [CONFIDENTIAL]
SA                Systems Analyst/Programmer (Hourly rate)                             [CONFIDENTIAL]
SS                Sales Support Specialist (Hourly rate)                               [CONFIDENTIAL]
HD1               Help Desk Analyst Level 1 (Hourly rate)                              [CONFIDENTIAL]
HD2               Help Desk Analyst - Level 2 (Hourly rate)                            [CONFIDENTIAL]

                  STANDARD IMPLEMENTATION
INSTALL           Interface Implementation                                             [CONFIDENTIAL]
INSTALL           Image Enable HIS Implementation                                      [CONFIDENTIAL]
INSTALL           HIM Implementation                                                   [CONFIDENTIAL]

Services performed outside of first-shift hours (i.e., Monday through Friday, 8:00 a.m. - 6:00 p.m., Cincinnati Time) will be billed at [CONFIDENTIAL] times the first shift rate.

LanVision shall be reimbursed for reasonable necessary travel and living expenses as provided in this Agreement.

The LanVision training rates are:

         Customer Site Training                               [CONFIDENTIAL]

         Onsite at LanVision Training                         [CONFIDENTIAL]

         Additional Students                                  [CONFIDENTIAL]

Rates may be increased in accordance with Section 14.11 of the Agreement.

Payments of invoices or services provided in accordance with this Exhibit I are due and payable within [CONFIDENTIAL]days from the date of receipt of the invoice.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.

                                  CONFIDENTIAL



                                    EXHIBIT J

                  SUMMARY OF SIEMENS TRAVEL AND LIVING POLICIES

      The following is a summary of the principal provisions of SIEMENS' present policy for reimbursement its vendors for United States travel and living expenses.

      1. Commercial Air Fare. Coach class, except business class is reimbursable on coast-to-coast flights if it is not more than twenty percent (20%) more expensive than coach class.

      2. Car Rental. Compact car (unless the number of people being transported requires a larger car) from a car rental firm that provides SIEMENS special reduced rates.

      3. Use of Personal Automobile. At a rate of $.345 per mile plus tolls for the United States, except Puerto Rico which is reimbursed at the rate of $.33 per mile plus tolls.

      4. Other Commercial Travel. Coach class for trains and buses. Airport vans are to be used in preference to taxi cabs for travel to and from airports where practical.

      5. Parking. The maximum amount which is reimbursable for parking at any airport or train station is the standard per-day rate for remote parking.

      6. Lodging. Lowest-priced, satisfactory accommodation. The use of hotels which provide SIEMENS special reduced rates is encouraged.

      7. Meals. An allowance for breakfast and dinner only Monday through Friday and additionally for lunch on weekends. The rates for these allowances are as follows:

 Meal allowance (including tip)              High-cost Areas          All Other Locations
 ------------------------------              ---------------          -------------------
 Breakfast                                       $10.00/day               $7.00/day
 Lunch                                            $5.00/day               $5.00/day
 Dinner                                          $27.00/day               $23.00/day


High-cost areas include:

                  Alaska                    New York City
                  Chicago                   Puerto Rico
                  Hawaii                    San Francisco
                  Los Angeles               Washington, DC


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  CONFIDENTIAL


      Receipts are required for commercial travel, car rental, parking, and lodging.

      Where SIEMENS consultants visit more than one client on the same trip, the expenses incurred are apportioned in relation to time spent with each client.

      SIEMENS' policy for consultant reimbursement may be changed by SIEMENS from time to time to reflect changes in economic and business factors.


NOTE: PORTIONS MARKED "[CONFIDENTIAL]" HAVE BEEN OMITTED FOR REASONS OF CONFIDENTIALITY AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.